UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Penford Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Centennial, Colorado

December 21, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Penford Corporation to be held on Thursday, January 26, 2012 at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed.

Company management and the Board of Directors will be available at the meeting to provide an opportunity to discuss matters of interest to you as a shareholder.

Your vote is important. Whether or not you plan to attend, please vote promptly to ensure that your shares are represented. If you hold your shares in street name, your broker will not be able to vote your shares with respect to the election of directors, approval of the Company’s Long-Term Incentive Plan as amended, the advisory vote regarding executive compensation, or the advisory vote regarding the frequency of the advisory vote on executive compensation, unless you have provided directions to your broker.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Penford Corporation.

Very truly yours,

Thomas D. Malkoski

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on January 26, 2012

The Annual Meeting of Shareholders of Penford Corporation (the “Company”) will be held at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112, on Thursday, January 26, 2012, at 2:00 p.m. (Mountain Time), for the following purposes:

1. To elect four directors, each for a three year term expiring in 2015;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 31, 2012;

3. To approve the Company’s Long-Term Incentive Plan, as amended;

4. To give an advisory vote on the compensation of the Company’s executive officers;

5. To give an advisory vote as to whether shareholder votes regarding executive compensation should occur every three years, every two years, or every year; and

6. To transact such other business as may properly come before the meeting.

The Board of Directors has no knowledge of any other business to be transacted at the meeting.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011, which contains financial statements and other information of interest to shareholders, accompanies this notice and the enclosed proxy.

The record date for the annual meeting is December 2, 2011. Only shareholders of record at the close of business on that date can vote at the meeting.

By Order of the Board of Directors,

Christopher L. Lawlor

Secretary

December 21, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 26, 2012:

The meeting notice, the Company’s proxy statement and its Annual Report on Form 10-K are available at http://www.penx.com/annual-reports

i

7094 South Revere Parkway

Centennial, Colorado 80112

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) of Penford Corporation, a Washington corporation (“Penford” or the “Company”), to be voted at the Company’s 2012 Annual Meeting of Shareholders to be held at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112, on Thursday, January 26, 2012.

The items of business scheduled to be voted on at the Annual Meeting of Shareholders are the election of four directors, ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 31, 2012, approval of the Company’s Long-Term Incentive Plan, as amended, an advisory vote to approve the compensation of the Company’s named executive officers, and an advisory vote as to whether the shareholder vote regarding executive compensation should occur every three years, every two years, or every year. This proxy statement includes a more detailed description of each of these proposals. The Company will also consider any other business that properly comes before the Annual Meeting of Shareholders.

Proxies may be submitted by mail or the Internet, or by following the telephone voting procedures described in the proxy and voting instruction card that accompanies this proxy statement. Any shareholder who executes a proxy may revoke his or her proxy at any time prior to its exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting. The right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Secretary of the Company at or before the Annual Meeting of Shareholders so that the number of shares represented by proxy can be recomputed.

The candidates for director who are elected will be those receiving a plurality of affirmative (for) votes cast by the shares entitled to vote in the election, up to the number of candidates to be elected. For the advisory vote on the frequency of future advisory votes on the compensation of the Company’s executive officers, the frequency alternative receiving the greatest number of votes — every year, every two years or every three years — will be the frequency that shareholders approve. All other proposals will be approved if they receive the affirmative (for) vote of a majority of the total votes cast on the proposal. Shares held by persons who complete and submit a proxy but abstain from voting on any proposal will not be counted for such vote, but will be counted for purposes of determining whether a quorum is present.

Banks and brokers who have not received voting instructions from their clients can vote on their clients’ behalf on the ratification of the appointment of the Company’s independent registered public accounting firm. Brokers may not vote a client’s shares on the election of directors, approval of the Company’s Long-Term Incentive Plan as amended, the advisory vote regarding executive compensation, or the advisory vote regarding the frequency of the advisory vote on executive compensation, in the absence of specific instructions from the shareholder as to how to vote. For more information about the treatment and effect of abstentions and broker non-votes, please refer to the information set forth below under the caption “Voting Tabulation.”

Shareholders of record at the close of business on December 2, 2011 will be entitled to vote at the meeting on the basis of one vote for each share held, except as noted below. On December 2, 2011, there were outstanding 11,329,567 shares of common stock of the Company. In addition, the holder of the Company’s Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) has the right to one vote for each share of common stock into which such shares of Series B Preferred Stock are then convertible. Pursuant to this right, the holder of the Series B Preferred Stock currently has the right to 1,000,000 votes. See the further discussion of the Series B Preferred Stock in Note 8 to the table under the heading “OWNERSHIP OF COMPANY STOCK” below.

These proxy materials, together with the Company’s Annual Report on Form 10-K, are being mailed to shareholders on or about December 21, 2011. The costs of this solicitation are being borne by the Company.

GOVERNANCE OF THE COMPANY

Board of Directors

The Board of Directors provides guidance and strategic oversight to the Company’s management with the objective of optimizing shareholders’ returns on their investment in the Company. The Board is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. Regular meetings of the Board are held five times per year and special meetings are scheduled when required. The Board held five meetings in fiscal year 2011. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which he or she served during fiscal year 2011.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company to make that determination in a manner that it believes best provides appropriate leadership for the Company at the time, based on the circumstances and direction of the Company and the membership of the Board. The Company’s current structure includes a separate Chief Executive Officer and Chairman of the Board of Directors. Thomas D. Malkoski is Chief Executive Officer and President and is responsible for day-to-day leadership of the Company. Paul H. Hatfield serves as the Chairman of the Board. The Board of Directors believes this is the most appropriate structure for the Company at this time, as it permits the President and Chief Executive Officer to focus his attention on managing the Company’s day-to-day business and enhances the ability of the Board of Directors to provide strong, independent oversight of the Company’s management affairs and strategic direction.

The Board’s Role in Risk Oversight

While the Board of Directors is ultimately responsible for risk oversight, the Company’s Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. The Audit Committee discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The Audit Committee also discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure. The Executive Compensation and Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation and benefits policies and programs, as well as succession planning for senior management. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with environmental, health and safety compliance, Board organization, membership and structure, corporate governance, and succession planning for directors. While Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, the Company’s entire Board of Directors is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

Attendance Policy at Annual Meeting of Shareholders

Each director is expected to attend the Annual Meeting of Shareholders in the absence of extenuating circumstances. All directors attended the 2011 Annual Meeting of Shareholders held on January 20, 2011.

Committees Established by the Board

The Board has established the following standing committees, each of which is composed solely of independent directors, to assist in discharging its responsibilities.

Audit Committee — The Audit Committee, which met seven times in fiscal year 2011, is comprised of William E. Buchholz (Chair), John C. Hunter III, Edward F. Ryan and James E. Warjone. Mr. Jeffrey T. Cook was a member of the Committee until his resignation from the Committee on October 26, 2011. The committee selects the independent registered public accounting firm; reviews the proposed scope of the independent audit; reviews the annual financial statements and the report of the independent registered public accounting firm; reviews the independent registered public accounting firm’s recommendations relating to accounting, internal controls and other matters; reviews internal controls and accounting policies with management; and approves policies relating to risk management matters. The Board of Directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the committee. In addition, the Board has determined that Mr. Buchholz is an “audit committee financial expert” as defined by the Securities and Exchange Commission rules. The Audit Committee charter is available on the Company’s web site at www.penx.com, under the “Investor Center” and “Corporate Governance” tabs.

Executive Compensation and Development Committee — The Executive Compensation and Development Committee, which met five times in fiscal year 2011, is comprised of Sally G. Narodick (Chair), R. Randolph Devening, Edward F. Ryan and James E. Warjone. The committee establishes the compensation of executive officers, provided that as to the salary of the Chief Executive Officer, the committee recommends an appropriate salary to the Board for approval. The committee also monitors the Company’s benefit plans, works with management to set fiscal year incentive compensation goals for recommendation to the Board, determines executive bonus payments, and authorizes awards under the Company’s 2006 Long-Term Incentive Plan. In addition, the committee reviews plans for executive development and succession on a regular basis. The Executive Compensation and Development Committee charter is available on the Company’s web site at www.penx.com, under the “Investor Center” heading and “Corporate Governance” tabs. For additional information about Executive Compensation and Development Committee policies and procedures, please see the description of the committee’s activities under the “COMPENSATION DISCUSSION AND ANALYSIS” heading below.

Executive Committee — The Executive Committee, which did not meet during fiscal year 2011, is comprised of Paul H. Hatfield (Chair) and the chairs of the other standing committees (William E. Buchholz, John C. Hunter III and Sally G. Narodick). The committee is authorized to exercise all powers and authority of the Board with certain exceptions.

Governance Committee — The Governance Committee, which met two times in fiscal year 2011, is comprised of John C. Hunter III (Chair), R. Randolph Devening, Sally G. Narodick and Matthew M. Zell. The committee makes recommendations to the Board for director nominations and the appointment of the Chairman; reports to the Board on corporate governance matters and practices, including the effectiveness of the Board, its committees and individual directors; determines the criteria for qualification of directors; periodically reviews Board compensation for non-employee directors and the processes and policies established by the Board; and approves policies related to environmental, health and safety matters. The committee recommends to the Board individuals for nomination for election to the Board at the Annual Meeting of Shareholders and committee appointments. The Governance Committee charter is available on the Company’s web site at www.penx.com, under the “Investor Center” and “Corporate Governance” tabs.

Committee Membership

The Board appoints committee chairs and members on an annual basis with consideration given to the qualifications and preferences of individual directors. The Governance Committee, in its deliberations on recom-

mendations for committee appointments, considers that (i) each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, (ii) each member of the Governance Committee, the Audit Committee and the Executive Compensation and Development Committee must be independent within the meaning of the Nasdaq corporate governance rules, (iii) each member of the Audit Committee must meet the independence standards set forth in Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and (iv) at least one member of the Audit Committee must be a person who satisfies the definition of an “audit committee financial expert” as set forth in Item 401 of Regulation S-K as promulgated by the Securities and Exchange Commission.

Board Membership Criteria

The Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes a review of each candidate’s experience in corporate governance, industry, finance, administration, operations and/or marketing. While the Company does not have a formal policy with respect to diversity, the Governance Committee believes that it is desirable that Board members represent a diversity of viewpoints, experience and backgrounds.

Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to have sound judgment, borne of management or policy-making experience that demonstrates an ability to function effectively in an oversight role. The Board has not established minimum qualifications for nominees to the Board.

The Governance Committee annually evaluates the performance of the Board, each of the committees and each of the members of the Board. In connection with its annual review, the Governance Committee makes an assessment of the skills and expertise of its members and their adherence to Board membership criteria and other policies of the Board and the Company. It also reviews the size of its Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Governance Committee determines that it would be beneficial to add an additional member, the Governance Committee will take into account the factors identified above and all other factors which the Governance Committee in its best judgment deems relevant at such time. The overall composition of the Board must also comply with the requirements of the Nasdaq corporate governance rules.

Each Board member is required to annually complete a standard director and officer questionnaire which solicits information regarding relationships with the Company and other factors relating to independence issues, memberships on other boards of directors, and other information required to be disclosed in the Company’s proxy statement. Any new candidate for nomination will be required to provide similar information as well as be available for interviews as the Governance Committee may determine to be appropriate. Directors should not have any interests that would materially impair their ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its shareholders.

Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Board committees on which they serve, to ask questions and require responsive answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. Service on other boards and other commitments will be considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process. The Company’s Bylaws, as amended, provide that a director is eligible to serve as a director until the annual meeting of shareholders immediately following such director’s 75th birthday. In this connection, on November 8, 2011, the Company’s Board of Directors waived the age condition contained in the Company’s Bylaws with respect to the re-nomination of its Chairman, Mr. Paul H. Hatfield, to serve as a director until 2015 if he is elected by the Company’s shareholders at the Annual Meeting of Shareholders.

Process for Identifying and Evaluating Nominees

The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers potential candidates for director who may come to the Governance Committee’s attention through current Board members, the Company’s executive officers, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

The Governance Committee will consider candidates recommended by shareholders when the nominations are properly submitted, under the criteria summarized below in “Shareholder Nominees.” Included in this discussion is a description of the deadlines and procedures for shareholder submissions of director nominees. Following verification of the shareholder status of persons proposing candidates, the Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above, under the “Board Membership Criteria” heading, to determine whether the candidate is qualified for service on the Board, before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Shareholder Nominees

Any shareholder wishing to nominate a candidate should provide the information described below in a letter addressed to the Chairman of the Governance Committee, in care of the Corporate Secretary, no later than 120 days prior to the anniversary of the date on which the Company’s annual proxy statement was mailed in connection with the most recent annual meeting. This means that any shareholder wishing to submit such a nomination for consideration at the Company’s Annual Meeting of Shareholders in 2013 should expect to provide such a letter to the Corporate Secretary not later than August 23, 2012.

The letter must include the following information:

(i) the name and address of the shareholder recommending the person to be nominated;

(ii) a representation that the shareholder is a holder of record of shares of Penford, including the number of shares held and the period of holding;

(iii) a description of all arrangements or understandings between the shareholder and the recommended nominee;

(iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D (i.e., plans involving acquisitions of Penford’s securities and/or plans involving a potential merger or change of control transaction) and any proposals that the nominee proposes to bring to the Board of Directors if elected;

(v) any other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and

(vi) the consent of the recommended nominee to serve as a director of Penford if so elected.

Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the shareholder and the notice must meet all other applicable requirements contained in Penford’s Bylaws. A copy of Penford’s Bylaws is posted on the Company’s web site at www.penx.com under the under the “Investor Center” and “Corporate Governance” tabs.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with the Board of Directors or any specific directors, including non-management directors, may write to:

Board of Directors

c/o Corporate Secretary

Penford Corporation

7094 South Revere Parkway

Centennial, Colorado 80112-3932

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Company generally will not forward communications that are primarily commercial in nature, relate to a topic other than corporate governance, or that request general information about the Company.

DIRECTOR COMPENSATION

The following table provides compensation information for fiscal 2011 for each of the Company’s non-employee directors.

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)(2)	Stock Awards ($)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)
William E. Buchholz	83,500	—	—	83,500
Jeffrey T. Cook	73,500	—	—	73,500
R. Randolph Devening	72,000	—	—	72,000
Paul H. Hatfield	102,000	—	—	102,000
John C. Hunter III	78,500	—	867	79,367
Sally G. Narodick	77,000	—	5,074	82,074
Edward F. Ryan	73,500	—	—	73,500
James E. Warjone	73,500	—	—	73,500
Matthew Zell	72,000	—	—	72,000

(1)	Includes retainer fees and meeting fees.

(2)	Under the Penford Corporation Deferred Compensation Plan, non-employee directors may elect to defer, with interest, all or part of their director compensation. In fiscal year 2011, none of the directors elected to defer any portion of their cash compensation. Amounts reflect above-market interest on the Company’s nonqualified deferred compensation plan. Interest is credited to a participant’s account at the monthly equivalent of an annual yield that is two percentage points higher than the annual yield of the Moody’s Average Corporate Bond Yield Index for the preceding month.

(3)	As of August 31, 2011, the following stock option awards at the indicated exercise prices were outstanding: Mr. Buchholz: 862 shares at $10.88, 814 shares at $12.44, 1,357 shares at $12.71, 3,053 shares at $9.83, and 1,773 shares at $9.87; Mr. Devening: 3.053 shares at $9.83; Mr. Hatfield: 3,053 shares at $9.83, 3,398 shares at $7.73, 3,883 shares at $7.73, 2,277 shares at $8.90, 2,746 shares at $10.65, 1,024 shares at $13.92, 1,964 shares at $10.31, and 2,909 shares at $10.31; Mr. Hunter: 3,053 shares at $9.83, 3,883 shares at $ 7.73, and 2,909 shares at $10.31; Ms. Narodick, 3,053 shares at $9.83, 3,883 shares at $7.73, and 2,909 shares at $10.31; and Mr. Warjone, 862 shares at $10.88, 753 shares at $12.44, and 914 shares at $12.71.

During fiscal 2011 compensation payable to non-employee directors was as follows:

Cash Compensation

Base annual retainer as a director	$72,000
Additional annual retainer for Chairman of the Board of Directors	30,000
Additional annual retainer for Chair of the Audit Committee	10,000
Additional annual retainer for Chair of any other standing committee, except Executive Committee	5,000
Additional meeting fee(1)	1,500

(1)	Additional meetings fee to be paid for each Board of Directors meeting attended in excess of six meetings per fiscal year and each Committee meeting attended in excess of six meetings per fiscal year.

Equity Compensation

Except as discussed below, directors receive an annual restricted stock grant valued at $20,000 on January 1 of each year, based on the last reported sale price of the Company’s stock on the last preceding trading day, in accordance with the Company’s 2006 Long-Term Incentive Plan. Restrictions lapse on the first anniversary date of the award.

In October 2010 the Governance Committee recommended to the Board of Directors, and the Board subsequently approved, the suspension of the restricted stock grant to non-employee directors that was scheduled to be made on January 1, 2011. This step was taken in order to reduce costs and conserve the remaining equity-based awards available under the Company’s 2006 Long-Term Incentive Plan. In addition, in November 2011, the Governance Committee recommended to the Board, and the Board subsequently agreed, that the restricted stock grant scheduled to be made to non-employee directors on January 1, 2012 not be made at that time due to the lack of a sufficient number of shares available under the Company’s 2006 Long-Term Incentive Plan. At the time that it considered this subject, the Governance Committee noted its preference to continue to have a portion of outside director compensation paid in the form of an annual restricted stock grant and that it may reconsider at a later date the award of shares to directors.

The independent members of the Board have concluded that there may be instances where it will be in the best interest of the Company to ask individual directors to perform Board or Board committee services which exceed the normal expectation of service generally expected of directors and committee members. The Board has concluded that in such instances that it will be equitable and in the best interests of the Company to compensate a director at the same per diem rate then payable to directors for participation in a meeting of the Board of Directors. It is specifically intended that such compensation shall not represent any consulting, advisory, or other fee and is only intended as payment for extraordinary Board service. Accordingly, payments shall be made for such service only under the following conditions: (i) the director who is asked to perform such services does not publicly hold himself out as a consultant or advisor in the area of service being requested or regularly perform such services for compensation for entities that he or she is not affiliated with as an officer, director or owner; (ii) the special assignment relates to a matter that is under review by the Board or a committee or if pursued will require such review; (iii) the special assignment shall not involve the preparation of financial statements or work directly related to such preparation other than the review and oversight normally undertaken by the Audit Committee and the Board of Directors; (iv) the total fees paid for such services shall not exceed $60,000 in any fiscal year; and (v) the special assignment must be approved by a majority of the independent members of the Board of Directors who shall affirmatively determine that the assignment will not adversely affect the director’s independence. Any special assignment shall be reviewed no less often than annually by the Governance Committee, provided that any member of that committee shall recuse himself or herself from any review of a special assignment in which they are engaged.

ELECTION OF DIRECTORS

Proposal No. 1

The Board of Directors consists of ten members and is divided into three classes. Directors in each class are generally elected for a three-year term.

This year, R. Randolph Devening, Paul H. Hatfield, Edward F. Ryan and Matthew M. Zell, each of whom is a current director, have been nominated by the Board of Directors to be re-elected for a three-year term that expires at the Annual Meeting of Shareholders to be held in 2015.

Unless a shareholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, proxies will be voted for the election of another nominee designated by the Board of Directors.

No family relationship exists among any of the directors or executive officers.

Mr. Zell was originally recommended for membership on the Board by a shareholder, the Zell Credit Opportunities Master Fund L.P., which is the holder of all of the outstanding shares of the Company’s Series A 15.0% Cumulative Non-Voting Non-Convertible Preferred Stock (the “Series A Preferred Stock”). Pursuant to the Company’s Restated Articles of Incorporation, as amended, the holders of the Series A Preferred Stock are entitled to elect, voting separately as a single class, one director to serve on the Company’s Board (the “Series A Director”). The nomination of Mr. Zell by the Board eliminates the need for the holders of the Series A Preferred Stock to vote separately as a single class. In the event that Mr. Zell is not elected to the Board, the holder of the Series A Preferred Stock would be entitled to exercise its right to elect the Series A Director. Except with respect to the Series A Preferred Stock, no arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

The Board has determined that each of the nominees and continuing directors is “independent” under the applicable legal and Nasdaq listing standards. To enable the Board to make this determination, the Board’s Governance Committee reviewed information provided by each of the directors. Except with regard to Mr. Zell, none of the directors identified as independent has any current material relationship with the Company (other than as a director and a shareholder) or its officers. With regard to the Company’s relationship with Mr. Zell, please see the discussion below under the heading “TRANSACTIONS WITH RELATED PERSONS.” The Nasdaq independence standards applied by the Board are posted on the Company’s web site, www.penx.com, under the “Investor Center” and “Corporate Governance” tabs.

In connection with the Board’s nomination of Mr. Hatfield, as noted above, on November 8, 2011 the Board waived the age condition contained in the Company’s Bylaws.

Nominees for Election — Term to Expire in 2015

•

R. Randolph Devening, 69, was appointed to the Board of Directors in August 2003. Until his retirement in 2001, Mr. Devening served for seven years as Chairman, President and Chief Executive Officer and as President and Chief Executive Officer of Foodbrands America, Inc., a company that produces, markets and distributes branded and processed food products for the food service and retail markets. Prior to that, he served as Vice Chairman, Chief Financial Officer and Director from 1993 to 1994, and Executive Vice President, Chief Financial Officer and Director from 1989 to 1993 for Fleming Companies, Inc., a wholesale food distributor. Mr. Devening holds an undergraduate degree in International Relations from Stanford University and an MBA in Finance and Marketing from Harvard University Graduate School of Business. Mr. Devening also serves as a director of Safety-Kleen, Inc. and Banctec, Inc., and as an advisor to Hall Capital Partners. Mr. Devening previously served as a director of 7-Eleven, Inc.

The Company believes that Mr. Devening’s qualifications to serve on the Board include his experience and accomplishments as the Chairman and Chief Executive Officer of a major food products company, his service as Chief Financial Officer of a major food distributor, his strategic planning and investment experience gained from his work as an advisor and on the boards of other companies, and his knowledge of the Company gained from long service as a director and member of key Board committees.

•

Paul H. Hatfield, 75, has served as a director of the Company since October 1994 and as Chairman of the Board since January 2003. Mr. Hatfield has been Principal of the Hatfield Capital Group, a private investment company, since 1997. He served as Chairman, President and Chief Executive Officer of Petrolite Corporation until July 1997. Previously, he worked for Ralston Purina Company from 1959 until his retirement in 1995. He served as a Vice President of Ralston as well as the President and Chief Executive officer of Protein Technologies International, Inc., then a wholly-owned subsidiary of Ralston. He is also a director of Maritz Inc. Mr. Hatfield also previously served as a director of Solutia Inc. and Bunge Ltd.

The Company believes that Mr. Hatfield’s qualifications to serve on the Board include his wide ranging experience and accomplishments with companies operating in industries similar to that of the Company, including service as Chairman and Chief Executive Officer of two other companies, his knowledge of and long experience with commodity, agricultural and other markets in which the Company operates, his strategic planning and investment skills and experience, and his knowledge of the Company gained from long service as a Company director and its Chairman.

•

Edward F. Ryan, 54, joined the Board of Directors on March 4, 2010. Since 1998, Mr. Ryan has served as President of Entrepreneurial Financial Resources, Inc. (“EFR”), a private equity firm that manages a portfolio of companies, and he currently serves as Chairman of several companies owned by EFR. Mr. Ryan is also Chairman of Summit Marketing, LLC, a national direct marketing, government services, promotional products, and recognition and incentive company. Mr. Ryan previously held a variety of positions at Code 3/Public Safety Equipment Inc., a supplier of lighting and sound based warning products, which he purchased in 1986 and continued to manage until its sale in 1998. Mr. Ryan also served as a director of K2 Inc. until it was acquired in 2007.

The Company believes that Mr. Ryan’s qualifications to serve on the Board include his experience and accomplishments as the owner of multiple successful companies operating in a variety of industries, his general management, finance and entrepreneurial skills, his experience with and service on the boards of several other public and private companies, including two other public company boards.

•

Matthew M. Zell, 45, was elected to the Board of Directors on April 9, 2010 in connection with the investment made by Zell Credit Opportunities Master Fund, L.P. in the Company’s Series A 15.0% Cumulative Non-Voting Non-Convertible Preferred Stock, the holders of which are entitled to elect one director to the Company’s Board of Directors. Mr. Zell is currently a Managing Director of Equity Group Investments, L.L.C. Mr. Zell also serves on the board of Anixter International Inc. a leading global provider of communications, security and other products, and previously served on the boards of Homex Development Corp. and GP Strategies Corporation. Mr. Zell was the Chief Executive Officer of Prometheus Technologies, Inc. until he rejoined Equity Group Investments L.L.C. in 2001.

The Company believes that Mr. Zell’s qualifications to serve on the Board include his substantial and varied management and leadership experience gained with various businesses, including his experience as a Chief Executive Officer, his entrepreneurial skills and experience, as well as his service on the boards of other publicly held companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AS A DIRECTOR.

Continuing Directors — Term to Expire in 2013

•

Jeffrey T. Cook, 55, is a Managing Director of Heartland Capital Advisors, a real estate advisory firm. From 2003 to 2011, Mr. Cook was President and Chief Operating Officer of Stellar Holdings, Inc., a Seattle, Washington based private real estate investment and development firm. Mr. Cook has been a member of the Board of Directors since 1998. He previously served Penford Corporation as President from January 2002 to January 2003, President and Chief Executive Officer from September 1998 to January 2002, Vice President, Finance and Chief Financial Officer from 1991 to August 1998, and was the Corporate Treasurer prior to that time. He joined the Company in 1983. He is a graduate of Stanford University with a B.A. in Economics. Mr. Cook also serves as a board member of Port Blakely Company, a privately held natural resources company headquartered in Seattle, Washington, and Powerit Holdings, Inc., a leader in intelligent energy demand management also headquartered in Seattle.

The Company believes that Mr. Cook’s qualifications to serve on the Board include the knowledge gained from his long prior service with the Company, including his service as the Company’s Chief Executive Officer and in key financial roles, his familiarity with and knowledge of the Company’s operations, markets and customers, and his wide ranging experience as a senior executive and board member with other companies.

•

Thomas D. Malkoski, 55, joined Penford Corporation as Chief Executive Officer and was appointed to the Board of Directors in January 2002. He was named President of Penford Corporation in January 2003. From 1997 to 2001, he served as President and Chief Executive Officer of Griffith Laboratories, North America, a formulator, manufacturer and marketer of ingredient systems to the food industry. Previously, he served as Vice President/Managing Director of the Asia Pacific and South Pacific regions for Chiquita Brands International. Mr. Malkoski began his career at the Procter and Gamble Company, a marketer of consumer brands, progressing through major product category management responsibilities. Mr. Malkoski holds a Masters of Business Administration degree from the University of Michigan.

The Company believes that Mr. Malkoski’s qualifications to serve on the Board include his service and accomplishments as the Company’s President and Chief Executive Officer and as a director for over nine years, his leadership and management abilities, his familiarity with the markets in which the Company operates, and his experience in industries in which the Company seeks to grow, including his significant food industry marketing experience.

•

Sally G. Narodick, 66, has served as a member of the Board of Directors of the Company since August 1993. Ms. Narodick was an educational technology and e-learning consultant until she retired in March 2004. From 1998 to 2000, she served as Chief Executive Officer of Apex Online Learning, an Internet educational software company. Previously, Ms. Narodick served as an education technology consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. From 1989 to 1996, Ms. Narodick served as Chair and Chief Executive Officer of Edmark Corporation, an educational software company that was sold to IBM in 1996. A graduate of Boston University, Ms. Narodick earned an M.A. in Teaching from Columbia Teachers College and an M.B.A. from New York University. She also serves as a board member of Cray, Inc. Ms. Narodick also previously served as a director of Sum Total Systems, Inc., Puget Energy, Inc. and Solutia Inc.

The Company believes that Ms Narodick’s qualifications to serve on the Board include her experience and accomplishments as a Chief Executive Officer and leader with several other organizations, her experience as a board member with several other large public companies and service in key committee roles with them, her experience and success as an entrepreneur, as well her detailed knowledge of the Company gained from long service as a director and Chair of the Executive Compensation and Development Committee.

Continuing Directors — Term to Expire in 2014

•

William E. Buchholz, 69, joined Penford Corporation’s Board of Directors in January 2003. He has been a business consultant and private investor since 2002. From 2001 to 2002, Mr. Buchholz served as Senior Vice President of Finance and Administration, Chief Financial Officer, and Secretary at MessageMedia, a Colorado-based email messaging service and software company. Mr. Buchholz was Senior Vice President and Chief Financial Officer of Nalco Chemical Company, a specialty chemicals company, with responsibilities for all finance functions including audit, tax, financial systems, U.S. and international treasury, and investor relations from 1992 to 1999. Prior to that, he served as Vice President and Chief Financial Officer of Cincinnati Milacron, an industrial equipment supplier. Mr. Buchholz is a certified public accountant and holds an M.B.A., Finance and a B.A., Accounting, both from Michigan State University.

The Company believes that Mr. Buchholz’s qualifications to serve on the Board include his extensive background and accomplishments in finance, tax, administration and audit, his experience as a chief financial officer for three public companies, his work as a consultant and adviser in various industries, his knowledge of the Company gained from long period of service as a Company director and Audit Committee Chair, as well as his qualifications as a Certified Public Accountant.

•

John C. Hunter III, 64, has served as a director of the Company since October 1998. From 1999 until his retirement in 2004, Mr. Hunter was the Chairman, President and Chief Executive Officer of Solutia, Inc., an international producer of high-performance, chemical-based materials used to make consumer, household, automotive and industrial products. On December 17, 2003, Solutia, Inc. and its domestic subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York in order to reorganize its business and to obtain relief from certain legacy liabilities which accrued under prior ownership and management. Mr. Hunter also served as President and Chief Operating Officer of Solutia, Inc. from 1997 to 1999. From 1992 to 1997, Mr. Hunter was President, Fibers for Monsanto Company. He graduated from the Georgia Institute of Technology with a B.S. in Chemical Engineering and holds an M.B.A. from the University of Houston. Mr. Hunter also serves as a board member of Energizer Holdings, Inc.

The Company believes that Mr. Hunter’s qualifications to serve on the Board include his experience and accomplishments at the highest levels of management of a multinational chemicals company, including as Chairman and Chief Executive Officer, his more than 30 years of experience leadership and a wide variety of other positions in the chemicals industry, his experience on the boards of other publicly held companies, and his knowledge of the Company gained from long service as a director and Governance Committee Chair.

•

James E. Warjone, 68, has served as a director of the Company since January 2001. Mr. Warjone is Chairman and Chief Executive Officer of Port Blakely Companies, a private company that owns and operates commercial forests in Washington, Oregon and New Zealand, operates an international log and lumber trading company, and also develops real estate in Washington State. Mr. Warjone has been with Port Blakely Companies since 1978. He earned his B.S. in economics from Claremont Men’s College. Mr. Warjone also serves as a board member of The Joshua Green Corporation and Uwajimaya Inc. He is a past president of the Greater Seattle Chamber of Commerce and the Washington Roundtable.

The Company believes that Mr. Warjone’s qualifications to serve on the Board include his experience and accomplishments as the Chairman of an international company operating in various industries, the experience and skills acquired through extensive service with other companies and organizations, and his knowledge of the Company gained from long service as a director and member of key Board committees.

OWNERSHIP OF COMPANY STOCK

The following table sets forth information as of December 2, 2011 regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than five percent of such outstanding common stock, by the directors, by the Company’s Chief Executive Officer, by the four other highest paid executive officers in fiscal year 2011, and by the directors and executive officers as a group.

Name (and Address for Beneficial Owners over 5%)	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class(2)
T. Rowe Price Associates, Inc.	1,122,600	9.10	(5)
100 East Pratt Street Baltimore, MD 21202
SEACOR Holdings Inc.	1,050,000	8.52	(6)
2200 Eller Drive Fort Lauderdale, FL 33316
Porter Orlin, LLC	1,118,746	9.07	(7)
666 Fifth Avenue, Suite 3403 New York, NY 10103
Zell Credit Opportunities Master Fund, L.P.	1,000,000	8.11	(8)
2 North Riverside Plaza, Suite 600 Chicago, IL 60606
Dimensional Fund Advisors, LP	858,264	6.96	(9)
Building One, 6300 Bee Cave Road Austin, TX 78746
Rutabaga Capital Management, LLC	682,444	5.54	(10)
64 Broad Street Boston, MA 02109
William E. Buchholz	15,277	*
Jeffrey T. Cook(3)	212,071	1.72	(4)
Steven O. Cordier	265,510	2.11	(4)
Randolph Devening	10,269	*
Paul H. Hatfield	63,764	*
John C. Hunter III	15,045	*
Timothy M. Kortemeyer	93,482	*
Christopher L. Lawlor	69,244	*
Thomas D. Malkoski	493,195	3.86	(4)
Sally G. Narodick	24,978	*
John R. Randall	109,265	*
Edward F. Ryan	10,000	*
James E. Warjone	10,742	*
Matthew M. Zell	—	*	(8)
All directors and executive officers as a group (15 persons)	1,458,957	10.98

*	Represents less than 1%

(1)	Unless otherwise indicated, beneficial ownership represents sole voting and investment power. The totals include shares that may be acquired within 60 days through the exercise of stock options, as follows: Mr. Buchholz, 7,859; Mr. Cordier, 237,500; Mr. Devening, 3,053; Mr. Hatfield, 13,973; Mr. Hunter, 5,962; Mr. Kortemeyer 74,000; Mr. Malkoski, 425,000; Mr. Lawlor, 55,000; Ms. Narodick, 5,962; Mr. Randall, 80,000; Mr. Warjone, 2,529; and all directors and executive officers as a group, 963,338.

(2)	Based on 12,329,567 shares, which includes 11,329,567 shares of Common Stock outstanding and 1,000,000 from the assumed conversion of the 100,000 shares of Series B Voting Convertible Preferred Stock as described in Note 8.

(3)	Includes 79,800 shares held in irrevocable trusts for which Mr. Cook shares voting and investment power.

(4)	For purposes of calculating the percentage of class owned by this officer or director and the directors and executive officers as a group, the total shares of the class includes shares that may be acquired within 60 days through the exercise of stock options set forth in footnote (1).

(5)	Information based on Schedule 13F dated November 14, 2011. T. Rowe Price Associates, Inc. had voting authority as follows: sole, 90,000 shares; none, 1,032,600 shares.

(6)	Information based on Schedule 13G dated October 13, 2010. SEACOR Holdings Inc. had sole voting power over all shares.

(7)	Information based on Schedule 13F dated November 14, 2011. Porter Orlin, LLC had sole voting power over all shares.

(8)	Information based on Schedule 13D dated April 19, 2010. The shares reported are beneficially owned by Zell Credit Opportunities Master Fund, L.P., which has the ability to acquire such shares upon conversion of all of the 100,000 shares of Series B Voting Convertible Preferred Stock, par value $1.00 per share, that were issued to Zell Credit Opportunities Master Fund, L.P. on April 7, 2010. Zell Credit Opportunities Master Fund, L.P. had sole voting power over all shares.

(9)	Information based on Schedule 13F dated November 30, 2011. Dimensional Fund Advisors, LP had voting authority as follows: sole, 835,455 shares; none, 22,809 shares.

(10)	Information based on Schedule 13F dated November 7, 2011. Rutabaga Capital Management, LLC had voting authority as follows: sole, 585,418 shares; none, 97,026 shares.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent Directors and acts under a written charter approved by the Board of Directors. A copy of the charter is available at the Company’s web site at www.penx.com under the “Investor Relations” heading and “Corporate Governance” sub-heading. The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has affirmatively determined that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the listing standards of Nasdaq, and that Mr. William E. Buchholz is an “audit committee financial expert” as such term is defined by Securities and Exchange Commission rules.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2011 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee has selected KPMG LLP as the independent auditor for fiscal 2012.

William E. Buchholz, Chair

John C. Hunter III

Edward F. Ryan

James E. Warjone

INDEPENDENT REGISTERED ACCOUNTING FIRM

Fees

The following table sets forth approximate aggregate fees billed to the Company by KPMG LLP in fiscal years 2011 and 2010.

	2011	2010
Audit Fees	$533,236	$487,072
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$533,236	$487,072

The services described above were approved by the Audit Committee pursuant to the policy described below. The Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X as promulgated by the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. These services may include audit services, audit-related services, tax services and other services. The Audit Committee determines from time to time those permitted services that have the general pre-approval of the Audit Committee, which is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee considers whether such services are consistent with SEC rules on auditor independence, as well as whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 2

The Audit Committee has chosen KPMG LLP (also referred to as “KPMG”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending August 31, 2012. Representatives of KPMG are expected to be present at the Annual Meeting of Shareholders, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2012. Assuming that a quorum is present, the selection of KPMG will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum but will not otherwise have any effect on the outcome of this proposal. If the shareholders should not so ratify, the Audit Committee will reconsider the appointment and may retain

KPMG or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2012.

REPORT OF THE

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

In connection with the exercise of its duties, the Executive Compensation and Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth below with management. Based upon that review and those discussions, the Executive Compensation and Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report to Shareholders on Form 10-K and included in this Proxy Statement.

Sally G. Narodick, Chair

R. Randolph Devening

Edward F. Ryan

James E. Warjone

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Executive Compensation and Development Committee (the “Committee”) is a Board of Directors committee comprised of four independent directors. The Committee is broadly charged by the Board of Directors to establish compensation and incentive programs for executive officers. Following review and approval by the Committee, issues pertaining to executive compensation are reported to the full Board of Directors, except that with regard to the base salary of the Chief Executive Officer, the Committee reviews and recommends an appropriate salary to the full Board for approval.

The following discussion provides an explanation of: (1) the philosophy and objectives of the Company’s compensation programs for executive officers, (2) each of the major elements comprising these compensation programs, and (3) the rationale for and process used to determine the amounts of each of these elements.

Compensation Philosophy and Objectives

The Committee continues to believe that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

The objectives of the executive officer compensation program include:

•

Competitive Compensation.    The Company needs to hire, retain and motivate executives with the requisite skills and experience to develop, expand and execute upon the Company’s business initiatives, as this is essential to the Company’s success in providing value to shareholders.

•	Performance-Based Compensation. Variable compensation tied to Company and individual performance should represent a significant portion of total compensation for the Company’s executives.

•

Reward Both Company Performance and Individual Achievement.    In determining annual incentive and long-term equity-based incentive awards, the Company considers both Company performance and individual achievement. Merit increases to base salaries are weighted towards recognition of individual performance and achievement.

•	Long Term Incentive. The Company believes that long term equity-based incentives are a valuable tool to align the interests of executives and other senior managers with those of shareholders.

Committee Practices

The Committee establishes total annual compensation for the Chief Executive Officer (subject to full Board approval for base salary) and other executive officers after reviewing each component of such executive’s compensation and applying the best business judgment of the Committee. Compensation surveys may also be used for comparison with compensation levels and practices for persons holding comparably responsible positions at peer group companies and a broader group of companies of similar size in general industry. However, the Committee has noted that it is not aware of any companies that are truly comparable to the Company and it is also sensitive to the fact that the companies used in these surveys may differ significantly as to size, products and markets. Because of the inherent limitations of survey data, the Committee does not mechanically apply the data but engages in a review and weighs the survey information with other Company and individual performance related factors. A significant part of this review with respect to executive officers other than the Chief Executive Officer is a discussion with the Chief Executive Officer of his recommendations and input regarding compensation for the other executive officers.

The Committee’s review of executive compensation generally occurs during a period around the end of each fiscal year. Depending on the Committee’s determination of the need for market data, the Committee has in past years engaged independent compensation consultant Towers Watson (formerly known as Towers Perrin) to prepare these studies. These studies have provided the Committee with relevant market data, trends and alternatives to consider when making compensation decisions, and the Committee has used the study information to ensure that executive officer compensation plans remain competitive and that the Committee understands the plans in relation to market-median levels. When Towers Watson has been engaged, it has been engaged by the Committee and that firm has not been engaged by management in any other material capacity.

In August 2011, the Committee decided that it would continue to rely upon the studies performed for the Committee by Towers Watson in prior years. Accordingly, the Committee determined that no new executive compensation study was needed at the time.

Peer Group

As discussed above, the Committee compares total compensation and its components against a peer group of publicly traded companies. In 2007, the Committee engaged Towers Watson to review the Company’s appropriate peer group for compensation purposes. The determination of peer group companies included assessing those companies which, at the time, were (i) within the same industry classifications (food products, chemicals, and oil and gas and consumable fuels) as the Company, (ii) generally within the revenue (under $1 billion), total assets (under $1 billion) and market cap (greater than $200 million) scope of the Company, (iii) in multiple business lines, with international operations and with research, product development, manufacturing and marketing organizational expertise and (iv) with 5% or more sales growth. As a result of this peer group review process, the Committee uses a peer group which currently consists of the companies noted in the table below. Companies originally included in the peer group identified in 2007 that are no longer publicly reporting have been removed from the group.

American Vanguard Corp.	MGP Ingredients Inc.
Balchem Corp.	Minerals Technologies Inc.
Calgon Carbon Corp.	OMNOVA Solutions Inc.
Darling International Inc.	Quaker Chemical Corp
Imperial Sugar Co.	Sensient Technologies Corp.
Koppers Holdings Inc.	Stepan Co.
Landec Corp.

Towers Watson evaluated compensation at these peer group companies in connection with its full study for the Committee in 2008 as well as the 2009 study of long term incentives noted above.

Targets

Taking into account the limitations of the survey data discussed above and the need to be competitive, the Committee targets base salary for executive officers at between the 50th and 75th percentile and the cash bonus component at between the 75th and 100th percentile. However, the Committee has also concluded that it should exercise discretion and set targets or award compensation in excess of or below these targets after applying its best business judgment. As noted above, the program is intended to be competitive with other high-performing organizations and to enable the Company to attract, reward and retain exceptional talent.

Compensation Program Elements

The Committee’s policy is that the compensation package for executive officers shall consist of three components:

•	annual base salary;

•	the potential to earn annual incentive bonuses, and

•	long-term incentives, including stock option or other equity based awards designed to align management’s interests with those of shareholders.

Base Salary

Base salaries for senior executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary have been based on evaluation of such factors as the levels of responsibility, individual performance, experience, current pay, and Company peer group pay levels. In addition to the market data from the peer group and other sources, the Committee has considered other factors in arriving at or adjusting each executive officer’s base salary, including: (1) each executive officer’s scope of responsibilities; (2) each executive officer’s qualifications, skills and experience; (3) internal pay equity among senior executives; (4) individual job performance, including both impact on current financial results and contributions to building longer-term shareholder value and (5) with respect to executive officers other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. During the past several years, salary adjustments, if any, for the Company’s Chief Executive Officer and other senior executive officers have been effective as of the beginning of the calendar year following the Committee’s annual review in the fall of each year.

Prior to the Committee’s review of executive salaries in October 2011, base salaries for the Company’s executives had not changed for almost four years, since January 1, 2008. The Committee and the Board of Directors froze executive salaries during this period as a cost savings measure and in light of difficulty economic conditions and challenges facing the Company.

Incentive Bonus Compensation

•	The Fiscal Year 2010 Program

In October 2010 the Committee determined that although Company and individual executive performance justified the payment of bonuses under the fiscal year 2010 incentive bonus program at that time, no bonuses under that program would be paid. The Committee noted that certain targets had been met for both corporate and divisional executives under the program, but consistent with the Chief Executive Officer's recommendation, it decided that no bonuses would be paid to salaried employees, including the named executive officers, due to the difficult conditions and challenges facing the Company at the time.

•	The April 2011 Bonus

After the Company’s performance and outlook improved during the first half of fiscal year 2011, the Committee decided to recommend to the Board of Directors that incentive and retention bonuses be paid to salaried personnel, including the named executive officers. The Committee determined that such bonuses were appropriate in light of the following factors:

•	although certain bonus targets had been met under the fiscal year 2010 bonus program, no bonuses had been paid under that program;

•	the need to motivate, retain and reward key employees consistent with the Committee’s compensation philosophy; and

•	the Company’s improved financial and operational performance at that point in the year.

The Board subsequently approved the payment of bonuses to the Company’s salaried personnel, including the named executive officers, in April 2011. The Company is reporting these bonuses, along with the annual bonus payments for 2011 noted below, in the 2011 Summary Compensation Table that follows under the column titled “Bonus.” However, it should be noted that these bonuses were in part attributable to the fact that although the payment of bonuses under the fiscal year 2010 program was justified by Company and individual performance, no such bonuses were paid.

•	The Fiscal Year 2011 Program

In October 2010, the Committee determined that due to the difficult business conditions and challenges facing the Company at that time, no structured bonus program would be implemented for fiscal year 2011. Such an approach would avoid the result that occurred under the fiscal 2010 program; namely, another year where goals were met but bonuses were not paid because of the Company's situation. The Committee determined that any annual incentive bonus compensation awards to be made during or for fiscal year 2011 would be based on a general subjective assessment of Company and individual performance as well as the Company's situation.

Accordingly, in October 2011, the Committee evaluated whether bonus compensation should be awarded to salaried employees, including the named executives, in light of their individual achievements and the Company’s full year fiscal 2011 performance. In determining whether to pay executive officer bonuses for fiscal 2011, the Committee considered a number of factors, including (i) the scope of the executive’s responsibilities within the Company; (ii) the experience of the executive within the industry and at the Company; (iii) performance of the executive and his contribution to the Company; (iv) the Company’s financial and operating performance for the fiscal year; (v) the level of the executive’s compensation in past years; (vi) the executive’s historical target annual incentive bonus amount; (vii) the compensation needed to motivate and retain the executive; (viii) the recommendations of the Chief Executive Officer (and the recommendation of the Chairman of the Board with respect to the Chief Executive Officer); and (ix) general industry and market conditions and their impact upon the ability of the Company to achieve its goals. The Committee’s decision regarding bonuses paid to executive officers was subjective.

•	The Company’s Fiscal Year 2011 and Recent Performance

In making its evaluation of incentive compensation for fiscal year 2011, the Committee initially took note of the leadership and management of the Company’s continuing successful recovery from the devastating flood that struck the Cedar Rapids plant in June 2008, as well as the leadership of the Company through a long period of economic uncertainty and unprecedented industry challenges. The Committee also noted the positive steps taken by management to implement strategic projects that have strengthened and transformed the Company during a challenging period.

The Committee also noted the following improvements in the Company’s performance and other recent developments:

•	The Company’s consolidated sales increased 24% or $61.2 million to $315.4 million. The Food Ingredients and Industrial Ingredients businesses each achieved record sales levels for fiscal year 2011.

•	Gross margin rose 44% and operating income improved by $9.3 million.

•	Sales in the Company’s targeted strategic growth categories in both the Food and Industrial segments expanded at double-digit rates.

•

The Industrial Ingredients business increased specialty products revenues by 19%, successfully addressed substantially higher corn costs and achieved a significant revenue increase under challenging conditions.

•

The Food Ingredients business increased revenue by 17% to a record $82.2 million, and volume expanded by 7% despite limited supplies of potato starch raw material. In addition, operating income for the division was up by 19% to a record $18 million.

•

The Company successfully expanded its operations and capabilities in several key areas, including specialized corn starches for food, new industrial and food Liquid Natural Additives (also known as “LNA”), new gluten-free food and pet treat products, and the expansion of its Cedar Rapids pilot plant.

•	During the year the Company invested in high potential capital projects to accelerate its progress in targeted strategic growth segments. These investments included:

¡	increased capacity to support growth of LNA products;

¡	new equipment to manufacture novel food ingredients and a broader line of modified food corn products; and

¡	solvent processing semi-works equipment for “clean technology” polymers to replace petroleum-based chemistries.

Commercial sales from these investments in plant and equipment are beginning to be reflected in the Company’s performance.

•	Committee FY 2011 and FY 2012 Incentive Bonus Program Decisions

After the completion of the evaluation noted above, and taking into account the Company’s performance during the year, the Committee approved the award of annual incentive bonuses to the named executive officers in the following amounts: Mr. Malkoski, $350,000; Mr. Cordier, $130,000; Mr. Kortemeyer, $40,000; Mr. Randall, $100,000; and Mr. Lawlor, $50,000.

In October 2011 the Committee also decided that in fiscal year 2012, it would continue the practice followed in fiscal year 2011 regarding the use of its subjective approach to determine annual incentive bonus compensation. In order to motivate executives under this approach, the Committee approved targets for each of the named executives that were established at the same levels as in past years. Bonus targets range from 40% to 100% of base salary depending on position and overall responsibility. Target bonus amounts, payable in cash, are expressed as a percentage of base salary below:

Chief Executive Officer	100%
Chief Financial Officer	75%
Other Executive Officers	40%

The Committeee expects to undertake an evaluation of whether discretionary annual incentive bonus compensation should be paid to Company executives at or near the conclusion of fiscal year 2012, and, if so, the amount of such compensation. The Commmittee believes that retaining discretion in the determination of annual incentive bonus compensation for fiscal year 2012 will give it the flexibility to assess Company executives across a broad range of performance measures and other factors, while taking into account the need to motivate and retain executives during a period of rapid change and challenging dynamics in the Company’s industries. The Committee will evaluate whether to use specific performance goals in future years.

Long-Term Incentives

The Company’s 2006 Long-Term Incentive Plan (the “LTIP”) is administered by the Committee, which determines to whom stock option, restricted stock, performance cash or other LTIP awards are to be granted. Awards under the LTIP typically reward service and performance over a longer period of time than other methods of compensation and focus on the Company’s long-term strategic goals. The Committee has not adopted specific targets for long term incentive compensation.

With regard to equity-based LTIP awards, the Committee determines the number of shares subject to each grant, the vesting schedule and exercise price. The LTIP provides that all stock options to executive officers and others must be granted at no less than 100% of fair market value on the date of the grant.

No LTIP awards were made to any named executive in fiscal year 2011 and none are anticipated at this time. In this connection, the Committee has noted that the number of authorized awards remaining to be issued under the LTIP is low and, until additional equity-based awards under the LTIP are approved by shareholders (see the discussion below under the heading “APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN, AS AMENDED”), the Committee intends to conserve remaining awards for grants upon hiring and/or other special uses to be determined in the Committee’s discretion.

Notwithstanding the absence of recent LTIP awards, the Committee continues to believe that equity-based awards help align the financial interests of management with those of the Company’s shareholders since the ultimate value of equity-based awards is tied to the value of the Company’s stock and these awards provide executives with a further equity stake in the Company. To the extent equity-based awards under the LTIP are available in the future, the Committee will continue to consider the Company’s financial performance, each executive’s level of responsibilities, the need to retain executive talent, the long-term incentive compensation practices for similar positions at peer group and other comparable companies, and the advice of the Committee’s consultant. In addition, prior to making an equity-based LTIP grant, the Committee will continue to consider the Company’s share price, the volatility of the share price, and potential dilution. Options and restricted stock awarded to executives under the LTIP have generally vested ratably over three or four years.

Assuming that the Company’s shareholders approve additional equity-based awards under the LTIP, the Committee generally expects to continue to consider LTIP awards for executives at or near the conclusion of the Company’s fiscal year. However, the Committee may in the future, applying its best judgment at the time, make LTIP awards at additional or different times. In the future the Committee may utilize options, restricted stock awards, performance-based cash awards, and/or other types of awards and mixtures of awards available under the LTIP, depending upon the circumstances at the time.

In this connection, in October 2007 the Committee decided for the first time to grant restricted stock awards as long-term incentive compensation for the Company’s named executive officers. The Committee’s determination to award restricted stock at the time was consistent with trends in long term compensation reported to the Committee by its independent consultant. In addition, because executives will receive benefit from restricted stock if they remain employed by the Company throughout the period of restriction, the Committee believes restricted stock grants can be an effective retention tool for key executives. Finally, the Committee had taken note of the accounting rule change that required that stock options (like restricted stock awards) be expensed when granted, whether or not the options are ever exercised by the executive.

The Board of Directors encourages executive officers to build an ownership position in Company common stock, but the Board has not felt that it was necessary or advisable to establish formal executive officer stock ownership requirements.

Employment Related Agreements

Except with respect to the change-in-control agreements described in more detail below, the Company does not have employment agreements that provide for continued employment for any period of time or which guarantee severance benefits upon termination.

The Company has change-in-control agreements with each of its executive officers to provide for continuity of management in the event of a change in control of the Company. Pursuant to each agreement, the Company agrees to provide certain payments and benefits to the participants if they are terminated within 24 months after a “Change in Control,” as defined in the agreements. Participants will not be considered “terminated” for purposes of these agreements if they die, become disabled or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave the Company’s employ for certain good reasons (defined as “Good Reason” in the agreements), and, in the case of Mr. Malkoski and Mr. Cordier, if they voluntarily terminate employment during the 30-day period beginning on the first anniversary of a Change in Control. A description of the payments and benefits under these agreements is set forth in the “Change-in-Control Arrangements” section below.

Benefits and Perquisites

The Company’s executive officers participate in the broad-based benefits plans that are available to other employees and can elect to have a portion of their compensation deferred as described in the Deferred Compensation Plan section below. With the exception of a car program, and tax preparation assistance for the Chief Executive Officer and the Chief Financial Officer, the Company does not provide additional material perquisites for its executive officers.

Tax and Accounting Considerations

The Committee considers the tax and accounting implications of its compensatory programs. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer). Performance-based compensation arrangements (such as options but not restricted stock) may qualify for an exemption from the deduction limit if such arrangements satisfy various requirements under Section 162(m). Although the Company considers the impact of this rule as well as other tax consequences (such as the non-deductibility of certain change in control payments) when developing and implementing the Company’s executive compensation programs, the Company has not adopted a policy that all compensation must qualify as deductible. The Committee has also considered the impact of the deferred compensation requirements of Section 409A of the Internal Revenue Code and amended the Company’s Deferred Compensation Plan and change in control agreements in response to such requirements.

Risk Assessment of Compensation Policies and Practices

The Committee reviewed the Company’s material compensation policies and practices applicable to its employees, including its executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas D. Malkoski	2011	$550,000	$523,500	$—	$—	$34,470	$49,319	$1,157,289
President and Chief Executive Officer	2010	$550,000	$—	$200,000	$151,800	$47,775	$52,221	$1,001,796
	2009	$550,000	$—	$—	$50,600	$52,061	$45,921	$698,582
Steven O. Cordier	2011	$345,000	$215,000	$—	$—	$28,598	$24,586	$613,184
Senior Vice President, Chief Financial Officer	2010	$345,000	$—	$100,000	$64,125	$40,121	$22,521	$571,767
	2009	$345,000	$—	$—	$21,375	$40,653	$21,488	$428,516
John R. Randall	2011	$255,000	$150,000	$—	$—	$84,046	$26,615	$515,661
Vice President and President, Penford Food Ingredients	2010	$255,000	$—	$75,000	$—	$48,353	$23,717	$402,070
	2009	$255,000	$—	$—	$80,000	$56,064	$22,629	$413,693

Timothy M. Kortemeyer	2011	$260,000	$75,000	$—	$—	$26,056	$32,150	$393,206
Vice President and President, Penford Industrial Ingredients	2010	$260,000	$—	$75,000	$30,000	$39,248	$31,875	$436,123
	2009	$260,000	$—	$—	$10,000	$38,811	$26,573	$335,384

Christopher L. Lawlor	2011	$245,000	$80,000	$—	$—	$—	$27,870	$352,870
Vice President — Human Resources, General Counsel and Secretary	2010	$245,000	$—	$60,000	$47,975	$—	$25,684	$378,659
	2009	$245,000	$—	$—	$7,625	$—	$24,953	$277,578

(1)	The amounts reflect annual incentive/retention bonuses awarded to the named executive officers for services rendered during fiscal 2011 as well as bonus amounts paid in April 2011. As noted in the Compensation Discussion and Analysis above, the April 2011 bonus payments were in part based upon the absence of any bonus payments under the fiscal 2010 program, although certain targets under that program had been met.

(2)	The amounts represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), except that no assumptions were included for estimated forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of the Company’s common stock on the date of grant as if these awards were vested and issued on the grant date.

(3)	The amounts reflect cash awards paid to the named executive officers pursuant to incentive programs for fiscal years 2010 and 2009.

(4)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under the Company’s qualified pension plan, determined using interest rate and mortality rate assumptions consistent with those described in Note 10 of the Notes to Consolidated Financial Statements in the Company’s Report on Form 10-K for the year ended August 31, 2011. These amounts also include above-market interest on the Company’s nonqualified deferred compensation plan as follows: Mr. Malkoski, $5,155; Mr. Randall, $1,094 and Mr. Kortemeyer, $2,214. The interest earnings are also disclosed in the 2011 Deferred Compensation Table. Interest is credited to a participant’s account at the monthly equivalent of an annual yield that is two percentage points higher than the annual yield of the Moody’s Average Corporate Bond Yield Index for the preceding month.

(5)	All Other Compensation consists of the items in the following table.

Name	Year	Automobile Expenses ($)	Tax Preparation Fees ($)	Tax Reimbursements ($)(1)	Company Contributions for 401(k) Plans ($)(2)	Total ($)
Thomas D. Malkoski	2011	$19,656	$2,520	$8,242	$18,901	$49,319
Steven O. Cordier	2011	$16,386	$800	$7,400	$—	$24,586
John R. Randall	2011	$13,750	$—	$6,201	$6,664	$26,615
Timothy M. Kortemeyer	2011	$12,750	$—	$6,125	$13,275	$32,150
Christopher L. Lawlor	2011	$12,583	$—	$5,253	$10,034	$27,870

(1)	Executives are reimbursed for taxes associated with benefits received under the Company’s auto program and, for Messrs. Malkoski and Cordier, tax preparation assistance.

(2)	Pursuant to the terms of the Company’s Savings and Stock Ownership (401(k)) Plan, for each pay period the Company makes matching contributions of one dollar for each dollar contributed up to 3% of eligible pay plus 50 cents for each dollar contributed between 3% and 6% of eligible pay.

There were no plan-based awards granted for the fiscal year ended August 31, 2011.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information on each named executive officer’s outstanding equity awards as of August 31, 2011.

	Option Awards(1)				Grant Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Exercise Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
	Exercisable	Unexercisable
Thomas D. Malkoski	150,000	—	12.61	1/3/12	1/3/02
	35,000	—	13.95	2/28/12	2/28/02
	20,000	—	14.95	10/30/12	10/30/02
	50,000	—	12.79	8/22/13	8/22/03
	35,000	—	16.34	11/3/14	11/3/04
	35,000	—	13.32	10/28/15	10/28/05
	40,000	—	15.92	4/21/13	4/21/06
	60,000	20,000	17.07	8/28/15	8/28/08
					10/30/07	7,500	(2)	$41,250
					10/27/09	21,334	(3)	$117,337
Steven O. Cordier	60,000	—	17.50	7/15/12	7/15/02
	15,000	—	14.95	10/30/12	10/30/02
	40,000	—	12.79	8/22/13	8/22/03
	30,000	—	16.34	11/3/14	11/3/04
	25,000	—	13.32	10/28/15	10/28/05
	30,000	—	15.92	4/21/13	4/21/06
	37,500	12,500	17.07	8/28/15	8/28/08
					10/30/07	3,750	(2)	$20,625
					10/27/09	10,667	(3)	$58,669
John R. Randall	20,000	—	12.59	2/17/13	2/17/03
	10,000	—	16.34	11/3/14	11/3/04
	20,000	—	15.92	4/21/13	4/21/06
	15,000	—	16.25	10/31/13	10/31/06
	15,000	5,000	17.07	8/28/15	8/28/08
					10/30/07	2,125	(2)	$11,688
					10/27/09	8,000	(3)	$44,000
Timothy M. Kortemeyer	4,000	—	16.34	11/3/14	11/3/04
	5,000	—	13.93	8/18/15	8/18/05
	5,000	—	13.32	10/28/15	10/28/05
	30,000	—	15.92	4/21/13	4/21/06
	30,000	10,000	17.07	8/28/15	8/28/08
					10/31/07	2,500	(2)	$13,750
					10/27/09	8,000	(3)	$44,000
Christopher L. Lawlor	30,000	—	15.12	4/22/15	4/22/05
	10,000	—	16.25	10/31/13	10/31/06
	15,000	5,000	17.07	8/28/15	8/28/08
					10/30/07	1,875	(2)	$10,313
					10/27/09	6,400	(3)	$35,200

(1)	Options vest 25% each year on the anniversary of the grant date. Options granted prior to January 24, 2006 were granted under the 1994 Stock Option Plan. All other grants of stock options were granted under the 2006 Long-Term Incentive Plan.

(2)	Stock awards vest ratably over four years on the anniversary of the grant date.

(3)	Stock awards vest ratably over three years on the anniversary of the grant date.

(4)	Market value was determined using the closing price of the Company’s common stock on August 31, 2011 of $5.50.

OPTIONS EXERCISED TABLE

The following table provides information with respect to option exercises during the last fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas D. Malkoski	—	—	18,166	110,146
Steven O. Cordier	—	—	9,083	55,073
John R. Randall	—	—	6,125	37,223
Timothy M. Kortemeyer	—	—	6,500	39,450
Christopher L. Lawlor	—	—	5,075	30,818

(1)	The value realized on vesting was determined using the closing price of the Company’s common stock on the date of vesting.

Retirement Plan

The Company has a defined benefit retirement plan (the “Retirement Plan”) for salaried employees. Prior to January 1, 2005, all North American-based active employees who were not members of the collective bargaining unit were eligible to participate in the Retirement Plan. The Retirement Plan was closed to new entrants as of January 1, 2005.

Under the Retirement Plan, the normal retirement age is 65; however, participants may continue to work beyond age 65. Retirement benefits are calculated based on actual years of service up to a maximum of 30 years and actual earnings to the date of retirement. The retirement benefit is calculated as follows: (1) the sum of (a) 1% of the “Final Average Monthly Earnings,” defined as the average monthly earnings during the five consecutive calendar years in which an employee’s compensation was the highest, plus (b) 0.5% of the Final Average Monthly Earnings in excess of the monthly Social Security Covered Compensation, defined as the maximum salary on which social security taxes are paid during a year, (2) multiplied by an employee’s years of credited service up to 30 years. Employees may retire at age 55 if they have completed 20 years of service. The early retirement benefit is computed in the same manner as the normal retirement calculation described above except that the employee would receive a percentage of the normal retirement benefit ranging from 56% at age 55 to 98% at age 64.

2011 PENSION BENEFITS TABLE(1)

Compensation covered by the Retirement Plan includes salaries and bonuses as set forth in the Summary Compensation Table, subject to the Internal Revenue Code limitations. The following table shows the years of credited service and the present value of accumulated benefits for each of the named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Thomas D. Malkoski	Penford Corporation Retirement Plan	9.7	199,025	—
Steven O. Cordier	Penford Corporation Retirement Plan	9.1	186,307	—
John R. Randall	Penford Corporation Retirement Plan	8.5	342,683	—
Timothy M. Kortemeyer	Penford Corporation Retirement Plan	12.3	135,294	—
Christopher L. Lawlor	(2)	—	—	—

(1)	Pension benefits vest after five years of employment. Benefits are paid as an annuity and may not be paid in a lump-sum.

(2)	Mr. Lawlor was hired subsequent to the closure of the pension plan to new hires and, therefore, does not participate in the Plan.

(3)	The assumptions used for determining present values are consistent with those used for year end financial reporting as discussed in Note 11 of the Notes to Consolidated Financial Statements in our Report on Form 10-K for the year ended August 31, 2011. In accordance with SEC guidance, assumptions incorporated into these calculations include commencement of benefits at the earliest unreduced retirement age and no pre-retirement decrements.

Deferred Compensation

The Company maintains the Penford Corporation Deferred Compensation Plan, which is a nonqualified, unfunded deferred compensation plan that provides the Company’s directors, officers and certain key employees with the opportunity to defer a portion of their fees, salaries and bonuses on a tax-deferred basis. Interest is credited and compounded monthly based on the monthly equivalent of the annual yield on Moody’s Average Corporate Long-Term Bond Yield Index. The Company has established a so-called “rabbi trust” by entering into a trust agreement with a trustee in order to assist the Company in meeting its obligations to make deferred compensation payments to plan participants. In fiscal 2011, the Deferred Compensation Plan was amended and closed to new contributions effective January 31, 2011.

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE(1)

The following table provides information regarding earnings and account balances for each of the named executive officers in the Deferred Compensation Plan. No contributions were made and no executive officer made any withdrawals or received any distributions during fiscal 2011.

Name	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Thomas D. Malkoski	32,935	—	479,873
Steven O. Cordier	—	—	—
John R. Randall	6,468	—	94,237
Timothy M. Kortemeyer	17,014	—	247,907
Christopher L. Lawlor	—	—	—

(1)	No contributions to the Deferred Compensation Plan were made by either executives or the Company during fiscal 2011. No additional contributions will be made to the Plan, but earnings will continue to be credited to participant accounts for earlier contributions.

(2)	These amounts include above-market interest of $5,155, $1,094 and $2,214 for Messrs. Malkoski, Randall and Kortemeyer, respectively. Above market interest is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Change-in-Control Arrangements

The Company has change-in-control agreements with each of the named executive officers. These agreements are intended to provide for continuity of management in the event of a change of control of the Company. Pursuant to each agreement, Penford agrees to provide certain benefits to the participants if they are terminated in connection with a “Change in Control,” as defined in the agreements and summarized below. Each of these agreements continues until Penford terminates the agreement upon twelve months prior written notice, provided that if a Change in Control occurs prior to the termination date of the agreement, the agreement will remain in effect with respect to all rights accruing as a result of the occurrence of the Change in Control.

The Company’s current form of change-in-control agreement was originally entered into with certain key Company executives in the spring of 2006 following extensive discussions and reviews by the Executive Compensation and Development Committee and the Board of Directors. Although the form of the agreement has been amended twice in order to comply with changes in law and to reflect adjustments to the Company’s incentive bonus program, the form of the agreement remains substantially the same as in 2006. At the time that the Committee and Board considered the form of these agreements in 2006 and earlier, they received and considered expert advice regarding customary terms and conditions for this type of agreement with key executives. The Committee and Board also discussed the agreement with the Company’s executive officers and took into account their concerns regarding change-in-control situations that could arise at the Company. The Committee and Board noted the Company’s relatively small size in relation to its competitors in the highly competitive markets in which the Company participates, and considered that shareholder interests would be protected by motivating and retaining talented executives capable of guiding the Company through the challenges it faced.

In this connection, the Committee and Board are aware that since the date that the form of the Company’s change-in-control agreement was initially approved by them, the views of some governance advisers and others regarding once customary terms in these agreements have evolved. The Committee and Board have carefully considered these views but they have concluded that now is not the appropriate time to try to change the form of the Company’s change-in-control agreement with the Chief Executive Officer or Chief Financial Officer, the only executives with reimbursement for excise taxes payable upon a change in control. However, in considering evolving market practices, the Committee currently does not intend to include reimbursement for excise taxes payable by an executive following a change in control in any future agreements with executive officers.

To receive the payments and benefits for a termination in connection with a Change in Control under an agreement, participants must execute a waiver and release in favor of Penford. Participants must also agree to noncompetition and nonsolicitation provisions for a period extending beyond their termination of employment, as well as to nondisparagement and confidentiality provisions.

Under these agreements, participants, regardless of whether their employment is terminated in connection with a Change in Control, are entitled to vesting immediately prior to a Change in Control of all options and other equity-based rights and interests outstanding immediately prior to the Change in Control.

Under these agreements, participants are entitled to certain benefits if they are terminated within 24 months after a Change in Control. Participants will not be considered “terminated” for purposes of these agreements if they die, become disabled or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave the Company’s employment for certain good reasons (defined as “Good Reason” in the agreements and summarized below) and, in the case of Mr. Malkoski and Mr. Cordier, if they voluntarily terminate employment during the 30-day period beginning on the first anniversary of a Change in Control.

Upon a termination in connection with a Change in Control, participants will be eligible to receive 50% of the compensation payable to them under the agreement (referred to as the “CIC Amount”) within 30 days after their termination of employment and 50% in equal monthly installments over the compensation period, which for Messrs. Malkoski, Cordier and Randall is 30 months and for Messrs. Kortemeyer and Lawlor is 24 months. The

CIC Amount is the product of (a) base salary plus the participant’s Average Target Attainment Bonus (as defined in the agreements) over a specified period, times (b) 2.5 for Messrs. Malkoski, Cordier, Randall, and Kortemeyer and 2.0 for Mr. Lawlor. In addition, participants receive a prorated target bonus for the year of termination and Penford will pay the cost of outplacement services for a period, which in the case of Mr. Malkoski and Mr. Cordier would be 12 months and for the other participants would be 6 months. Participants will also be entitled to continuation of certain medical, life and other benefits during the compensation period. Mr. Malkoski and Mr. Cordier are also entitled to an additional payment, if necessary, to make them whole as a result of excise and related taxes imposed by the Internal Revenue Code on change of control benefits. If such excise taxes would otherwise be applicable to other participants, such other participants would have the payments under the agreement reduced such that the aggregate present value of the payments under the agreement would not exceed one hundred dollars less than three times the participant’s base amount (generally average compensation from Penford for the preceding five years) under the Internal Revenue Code. In 2008, the agreements were amended to reflect tax law changes which will likely result in Messrs. Malkoski and Cordier not receiving the CIC Amount until six months after their termination of employment.

A general summary of certain definitions used in the agreements follows:

“Change of Control” generally means any of the following events: (i) The Company is merged, consolidated or reorganized (“Reorganization”) with another entity and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Reorganization are owned in the aggregate by the former shareholders of the Company, in substantially the same proportions as their ownership before such Reorganization; (ii) The Company sells all or “Substantially All” (generally defined as exceeding 50% of the fair market value of the Company’s assets) to another entity; (iii) Any person acquires more than 40% of the outstanding voting securities of the Company; or (iv) During any 24 month period, individuals who constitute the Board of Directors of the Company at the beginning of such period cease to constitute at least a majority thereof, unless the election, or nomination for election by the Company’s shareholders, of each new director was approved (other than in connection with an actual or threatened solicitation of proxies or consents by another) by the vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of such period.

“Good Reason” generally exists (if, after written notice by the executive to the Company and a thirty (30) day opportunity by the Company to cure during which the Company does not cure the condition): (i) The executive’s most significant duties, responsibilities or authority are reduced or diminished in other than an immaterial manner; (ii) Either (A) the executive’s base salary or target bonus are reduced by the Company, or (B) the executive’s benefits are denied or modified in a manner different than changes applicable to other executive officers, and (C) the aggregate effect of all such reductions, denials and modifications (including any increases in compensation, bonuses, or benefits) represents more than an immaterial reduction to the Executive’s overall compensation package; (iii) The Company violates the material terms of the agreement; (iv) The executive is required to relocate his principal place of employment more than 50 miles from both his principal place of employment and his principal residence; or (v) There is a liquidation, dissolution, consolidation or merger of the Company or transfer or sale of all or a substantially all of its assets, unless a successor (by merger, consolidation or otherwise) to which all or substantially all of its assets have been transferred or sold has assumed all duties and obligations of the Company under the agreement.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE(1)

The following table quantifies the payments and benefits that each named executive officer would have received as of August 31, 2011 under the Company’s compensation programs upon various scenarios for termination of employment or a change-in-control of the Company.

Name	Benefit	Change in Control, Death or Disability($)	Termination After Change in Control ($)(5)
Thomas D. Malkoski	Change in Control Amount(2)	—	2,645,833
	Tax Gross Up(3)	—	1,271,660
	Prorated Target Bonus	—	550,000
	Accelerated Vesting of Stock Options(4)	—	—
	Accelerated Vesting of Stock Awards(6)	158,587	—
	Benefit coverage continuation	—	42,000
	Outplacement services	—	25,000
	Total	158,587	4,534,493
Steven O. Cordier	Change in Control Amount(2)	—	1,452,083
	Tax Gross Up(3)	—	661,753
	Prorated Target Bonus	—	258,750
	Accelerated Vesting of Stock Options(4)	—	—
	Accelerated Vesting of Stock Awards(6)	79,294	—
	Benefit coverage continuation	—	42,000
	Outplacement services	—	25,000
	Total	79,294	2,439,586
John R. Randall	Change in Control Amount(2)	—	840,833
	Prorated Target Bonus	—	102,000
	Accelerated Vesting of Stock Options(4)	—	—
	Accelerated Vesting of Stock Awards(6)	55,688	—
	Benefit coverage continuation	—	42,000
	Outplacement services	—	15,000
	Total	55,688	999,833
Timothy M. Kortemeyer.	Change in Control Amount(2)	—	944,167
	Prorated Target Bonus	—	104,000
	Accelerated Vesting of Stock Options(4)	—	—
	Accelerated Vesting of Stock Awards(6)	57,750	—
	Benefit coverage continuation	—	42,000
	Outplacement services	—	15,000
	Total	57,750	1,105,167
Christopher L. Lawlor	Change in Control Amount(2)	—	667,333
	Prorated Target Bonus	—	98,000
	Accelerated Vesting of Stock Options(4)	—	—
	Accelerated Vesting of Stock Awards(6)	45,513	—
	Benefit coverage continuation	—	33,600
	Outplacement services	—	15,000
	Total	45,513	813,933

(1)	Assumes termination or change of control occurred on August 31, 2011.

(2)	The Change in Control Amount is the product of (a) base salary plus the participant’s Average Target Attainment Bonus (as defined in the agreements) over a specified period, times (b) 2.5 for the named executive officers other than Mr. Lawlor and 2.0 for Mr. Lawlor.

(3)	The Company will make additional payments to Messrs. Malkoski and Cordier if an excise tax arises under Section 4999 of the Internal Revenue Code (“Code”) as a result of the Internal Revenue Service treating any payment or acceleration right as contingent upon a change of control pursuant to Section 280G of the Code. The net result of these payments will be to place the executive in the same after-tax position as if the excise tax had not been imposed.

(4)	Amounts in the “Change in Control, Death or Disability” and “Termination After Change in Control” column reflect the acceleration of vesting for stock options and restricted stock granted pursuant to the 2006 Long-Term Incentive Plan. Amounts are computed as the spread between the option exercise price and the closing market price of Penford common stock on August 31, 2011 times the number of unexercisable options at August 31, 2011.

(5)	Amounts in the column “Termination after Change in Control” reflect amounts payable to the named executive officers if terminated within two years after a change in control. Note that the acceleration of stock options and restricted stock occurs upon a Change in Control regardless of whether employment is terminated and such acceleration is shown in the column “Change in Control, Death or Disability.”

(6)	Amounts are computed as the closing market price of Penford common stock on August 31, 2011 times the number of unvested awards at August 31, 2011.

APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN, AS AMENDED

General Information

At the Annual Meeting, the shareholders of the Company will be asked to approve the 2006 Long-Term Incentive Plan, as amended (“Amended Incentive Plan”). If the Amended Incentive Plan is approved, the number of shares of the Company’s common stock (“Common Stock”) available for issuance under the Incentive Plan will be increased by 800,000 shares. The 2006 Long-Term Incentive Plan is the Company’s only equity incentive plan from which the Company can currently issue options, restricted stock and other equity-based awards. As of December 2, 2011, only 31,017 shares remained available for the future grant of equity awards under the 2006 Long-Term Incentive Plan.

In addition to increasing the number of shares of Common Stock available for issuance, the Amended Incentive Plan makes a corresponding change to the number of shares of Common Stock that may be awarded to a participant during the term of the Amended Incentive Plan. The Amended Incentive Plan also clarifies the prohibition on repricing, to among other clarifications, preclude the cashout of options with an exercise price less than the then current fair market value other than in connection with a corporate transaction. No other changes to the 2006 Long-Term Incentive Plan are being proposed. The amendment to the Incentive Plan was approved by the Board of Directors on October 26, 2011 (with the effectiveness of such amendment subject to the approval of the shareholders of the Company) and will become effective upon receipt of the shareholders’ approval of the Amended Incentive Plan at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting on the proposal at the Annual Meeting is required to adopt the Incentive Plan.

The purpose of the Amended Incentive Plan is to (i) enhance shareholder value and financial performance by attracting, retaining and motivating the Company’s employees, consultants and directors, (ii) encourage stock ownership by employees, consultants and directors by providing an opportunity to acquire an ownership interest in the Company, and (iii) provide both performance rewards and long-term incentives for future contributions to the success of the Company. The Board of Directors believes that additional shares are appropriate to be reserved for use under the 2006 Long-Term Incentive Plan to enable the Company to attract, retain and motivate individuals through the granting of equity-based awards to enhance the likelihood of the Company’s future success. In addition, the reapproval of the performance criteria in the Amended Plan may allow the Company to deduct compensation expense for certain performance-based awards which deduction might otherwise be limited. In the event that the required votes to approve the Amended Incentive Plan are not obtained, the amendment to the 2006 Long-Term Incentive Plan will not become effective and the Company will continue to make grants of awards pursuant to the terms of the 2006 Long-Term Incentive Plan as currently in effect and subject to applicable law.

The following is a summary of the material terms of the Amended Incentive Plan and is qualified in its entirety by reference to the Amended Incentive Plan. A copy of the Amended Incentive Plan is included with this proxy statement at Appendix A.

Summary of the Amended Incentive Plan

Administration

The Executive Compensation and Development Committee (the “Committee”) administers the Amended Incentive Plan. The Committee has full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended Incentive Plan. In addition the Committee has the authority to interpret the Amended Incentive Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to one or more subcommittees consisting of members of the Committee or other independent directors. The Committee may delegate to one of the executive officers the ability to grant awards under the plan, provided that the grant of awards is made in accordance with parameters established by the Committee.

Eligible Participants

Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company, who is selected by the Committee, is eligible to receive awards under the Amended Incentive Plan. As of the date of this proxy statement, the Company has nine non-employee directors and approximately 340 employees.

Shares Available for Awards

The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued as awards under the Amended Incentive Plan will include shares of Common Stock that were authorized but not granted under the Penford Corporation 1994 Stock Option Plan (“Former Plan”), shares previously granted under the Former Plan which are subsequently forfeited or not exercised, and 1,600,000 shares of Common Stock (of which 768,983 shares relate to awards already made). The aggregate number of shares of Common Stock with respect to awards which may be granted to any one participant under the Amended Incentive Plan is 800,000. The number of shares authorized to be granted under the Amended Incentive Plan as incentive stock options is 800,000. The Committee may adjust the aggregate number of shares reserved for issuance under the plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended Incentive Plan.

If any shares of Common Stock subject to any award or to which an award relates, granted under the Former Plan or the Amended Incentive Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the Amended Incentive Plan.

The aggregate number of shares of Common Stock that may be issued under the Amended Incentive Plan will be reduced by 1.5 for each share delivered in settlement of any award of restricted stock, restricted stock unit or stock appreciation right (“SAR”) and one share for each share delivered in settlement of an option.

Types of Awards and Terms and Conditions

The Amended Incentive Plan permits the grant of the following awards:

•	nonqualified stock options

•	incentive stock options

•	restricted stock

•	restricted stock units

•	stock appreciation rights

•	performance based cash awards

Awards may be granted alone, in addition to, or in combination with any other award granted under the Amended Incentive Plan.

Stock Options

The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee in shares of Common Stock having a fair market value on the exercise date equal to the exercise price.

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of Common Stock subject to any restrictions imposed by the Committee (including for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

The awards of restricted stock and restricted stock units that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Such performance goals must be based solely on one or more of the following business criteria: cash flow; earnings per share; earnings before interest, taxes, and amortization; return on equity; total shareholder return; share price performance; return on capital; return on assets or net assets; revenue; revenue growth; earnings growth; operating income; operating profit; profit margin; return on operating revenue; return on invested capital; market price; customer satisfaction; operating efficiency; or productivity.

Stock Appreciation Rights

Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a cash payment equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive the excess of the fair market value (on the exercise date) over the exercise price for such shares.

Performance Based Cash Awards

The holder of performance based cash awards will be granted the right to a cash payment subject to restrictions imposed by the Committee and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The maximum performance based cash award that may be granted to any one participant in any one taxable year may not exceed $800,000.

The awards of performance based cash awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Such performance goals must be based solely on one or more of the business criteria listed above under “Restricted Stock and Restricted Stock Units”.

Termination of Employment

Unless otherwise provided in an award agreement, vested equity based awards granted under the Amended Incentive Plan will expire, terminate, or otherwise be forfeited as follows: three (3) months after the date of termination of a participant’s employment, other than in the circumstances described below; upon termination of a participant for Cause (as defined in the Amended Incentive Plan); twelve (12) months after the date on which a participant suffers Disability (as defined in the Amended Incentive Plan); and twelve (12) months after the death of a participant if such participant’s employment had not previously been terminated.

Duration, Termination and Amendment

The Amended Incentive Plan will terminate on January 24, 2016 (the tenth anniversary of the date the Company’s shareholders originally approved the plan), unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Amended Incentive Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments when required by the Internal Revenue Code, the rules of The Nasdaq Stock Market, Inc., or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

Prohibition on Repricing Awards

Without the approval of the Company’s shareholders and except in connection with a corporate transaction, no option or SAR may be amended to reduce its exercise price or base price and no option or SAR with an exercise price or base price less than current fair market value may be canceled in exchange for cash, other awards or with an option or SAR having a lower exercise price or base price.

Transferability of Awards

Unless otherwise provided by the Committee, awards under the Amended Incentive Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose.

Federal Income Tax Consequences

The federal income tax consequences of awards under the Amended Incentive Plan to the Company and the Company’s employees, officers, directors, and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Amended Incentive Plan.

•	Options

Options granted under the Amended Incentive Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a nonqualified stock option.

•	Incentive Stock Options

If an option granted under the Amended Incentive Plan qualifies as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be entitled to a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date the option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of the stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

•	Nonqualified Stock Options

Nonqualified stock options granted under the Amended Incentive Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

•	Restricted Stock and Restricted Stock Units

Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock.

In the case of restricted stock units, the holder will recognize ordinary compensation income at the time the stock is received equal to the excess of value of the stock on the date of receipt over any amount paid by the holder in exchange for stock. If the holder of a restricted stock unit receives the cash equivalent of the stock issuable under the restricted stock unit in lieu of actually receiving the stock, the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. In the case of both restricted stock and restricted stock units, the income recognized by the holder will generally be subject to U.S. income tax withholding and employment taxes. Depending on their terms, certain types of restricted stock units may be subject to the application of Code Section 409A, discussed below.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock or a restricted stock unit, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

•	Stock Appreciation Rights

The Company may grant either stand-alone SARs or tandem SARs under the Amended Incentive Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.

With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to stand-alone SARs. If the holder elects to exercise the underlying the option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

The income recognized by the holder of a stand-alone SAR or tandem SAR will generally be subject to U.S. income tax withholding and employment taxes.

In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs or tandem SARs. However, upon the exercise of either a stand-alone SAR or a tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

•	Performance Based Cash Awards

The recipient of a performance based cash award will generally recognize ordinary compensation income at the time of the receipt of cash equal to the amount of the cash received. The income recognized will generally be subject to U.S. income tax withholding and employment taxes.

Company Deduction and Section 162(m)

Section 162(m) of the Code limits the otherwise allowable deduction for annual compensation paid to a publicly traded company’s chief executive officer and its next three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes (a covered executive). Section 162(m) of the Code limits the otherwise allowable deduction to $1,000,000 for each covered executive except to the extent the compensation was performance-based (including pursuant to performance criteria set forth in the plan approved by the shareholders).

Section 409A and Deferred Compensation Treatment

Under Section 409A of the Code, certain awards granted under the Amended Incentive Plan could be determined to be nonqualified deferred compensation. Section 409A of the Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, the Company generally intends that awards granted under the Amended Incentive Plan be exempt from or comply with Section 409A of the Code.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding the Company’s equity compensation plans at August 31, 2011. The Company has no equity compensation plans that have not been approved by security holders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1994 Stock Option Plan(1)	652,000	$14.17	—
2006 Long-Term Incentive Plan(2)	627,500	$15.32	31,017
Stock Option Plan for Non-Employee Directors(3)	54,385	$9.65	—
Total	1,333,885	$14.52	31,017

(1)	This plan has been terminated and no additional options are available for grant. The options which are subsequently forfeited or not exercised are available for issuance under the 2006 Long-Term Incentive Plan.

(2)	Shares available for issuance under the 2006 Long-Term Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units or performance based cash awards. Does not include 84,232 issued but unvested shares of common stock at August 31, 2011. The Company is seeking shareholder approval in this Proxy Statement for issuance of an additional 800,000 shares under the 2006 Long-Term Incentive Plan.

(3)	This plan has been terminated and no additional options will be granted under this plan.

Other Information

A new plan benefits table as described in the federal proxy rules is not provided because awards made under the Amended Incentive Plan are discretionary and/or not determinable at this time. The proposed increase in the number of shares of Common Stock is not required or intended to cover awards previously made or promised under the 2006 Long-Term Incentive Plan except to the following extent: (1) as noted in the discussion above under “DIRECTOR COMPENSATION,” awards are generally made to the Company’s non-employee directors in the form of an annual restricted stock grant valued at $20,000 on January 1 of each year, based on the last reported sale price of the Common Stock on the last preceding trading day; and (2) in connection with the

Company’s November 9, 2011 agreement to acquire Carolina Starches, LLC and the assets of certain related companies (collectively, “Carolina Starches”), the Company agreed that each of the three individual sellers of Carolina Starches would become an employee of a Company subsidiary and each of the sellers would receive an option grant to purchase up to 50,000 shares of Common Stock at an exercise price equal to the closing price per share as of the close of business on the date that a specified earnout condition is met. The earnout condition can be met either one year or 15 months after closing. However, if the Amended Incentive Plan is not approved, it is expected that normal forfeitures together with the currently available shares under the 2006 Long-Term Incentive Plan will provide sufficient shares for options granted in connection with the Carolina Starches transaction as described above.

The Closing Price of Common Stock as reported on The Nasdaq Global Market on December 2, 2011 was $4.95 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED INCENTIVE PLAN.

ADVISORY VOTE ON

EXECUTIVE COMPENSATION PROGRAM

Proposal No. 4

This proposal, commonly known as a “Say on Pay” proposal, gives the shareholders the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of Company’s executive officers as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in this Proxy Statement.

The Executive Compensation and Development Committee and the Board of Directors believe that the executive compensation program, as described in the Compensation Discussion and Analysis, is effective in tying compensation with performance and aligning the interests of executives with both the short and long-term interests of the Company’s shareholders, while reducing incentives for unnecessary and excessive risk taking.

In making a decision, the Board of Directors asks that shareholders review carefully the description of the Company's executive compensation program in the Compensation Discussion and Analysis, including four years without base salary increases and no long-term incentive awards during the past year. The Company’s executive compensation program is designed to align executive and shareholder interests. The program contains a significant proportion of incentive based pay as a percent of total compensation, and, when stock-based awards are available, such awards are an important part of the program.

The Executive Compensation and Development Committee will continue to maintain an executive compensation program that will have a meaningful portion of total compensation tied to Company performance. The Committee also believes that executives should accumulate equity stakes over time to further align their economic interests with those of shareholders for increasing shareholder value. For this reason, as described elsewhere in this proxy statement, the Company is seeking shareholder approval for additional shares that could be provided as equity-based awards under the Company’s Long-Term Incentive Plan.

Building upon the Company's improved business results, positioning the Company for future successes, and further enhancing long-term shareholder value will require that the Company continue to attract, retain and motivate its executives and workforce effectively.

In accordance with applicable law, this vote is “advisory,” meaning that the vote is not binding on the Company. The Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

Based upon the information provided above and elsewhere in this proxy statement, the Board of Directors requests that shareholders approve the following advisory resolution:

RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

Proposal No. 5

As described in Proposal No. 4 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 4 above is referred to as a “Say on Pay” vote.

This proposal, commonly known as a “Say When on Pay” or a “Say on Frequency” vote, gives shareholders the opportunity to vote on how frequently the Company’s shareholders are given an opportunity to cast a “Say on Pay” vote. Under this Proposal, shareholders may vote to have a “Say on Pay” vote take place every year, every two years or every three years. Shareholders may also choose to abstain.

The Board of Directors recognizes the importance of receiving regular input from the Company’s shareholders on important issues such as executive compensation. The Board of Directors also believes that a well-structured compensation program should include features that drive the creation of shareholder value over the long term, as well as the short term. While acknowledging that some shareholders may believe that the effectiveness of a compensation program that focuses on long-term as well as short-term interests of the Company and its shareholders may not be effectively evaluated on an annual basis, the Board of Directors believes that, initially, it should receive advisory input annually from the Company’s shareholders.

The Board’s determination was influenced by the fact that the compensation of the Company’s executives is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that shareholder sentiment should be a factor that is taken into consideration by the Board and the Committee in making decisions with respect to the compensation of executives. By providing an advisory vote on the compensation of the Company’s named executive officers on an annual basis, the Company’s shareholders will be able to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year.

In accordance with applicable law, this vote is “advisory,” meaning that the vote is not binding on the Company. The Board of Directors may decide that it is in the best interests of shareholders and the Company to hold the “Say on Pay” vote more or less frequently than the frequency receiving the most votes cast by shareholders. However, the Board of Directors and Committee will seriously consider the outcome of this vote when determining how often to hold a “Say on Pay” vote.

The proxy card provides shareholders with the opportunity to choose among four alternatives (holding the vote every one, two or three years or abstaining) as to the frequency of the advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s Executive Compensation and Development Committee is a past or present officer or employee of the Company or any of its subsidiaries, nor has any member of the Company’s Executive Compensation and Development Committee had any relationship requiring disclosure under Item 404 of Regulation S-K as promulgated by the Securities and Exchange Commission. Likewise, none of the Company’s executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, where one of the other entity’s executive officers served on the Company’s Board or Executive Compensation and Development Committee.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its charter, the Company’s Audit Committee reviews all transactions with related persons (as defined in Item 404 of Regulation S-K as promulgated by the Securities and Exchange Commission) and resolves issues of conflict of interest. If any member of the Audit Committee is also an officer, director or an interested party of or in a corporation or other entity with which a conflict arises, that member will not participate in the deliberations or vote on any matter involving that corporation or other entity. The Audit Committee reviews each related person transaction that comes to its attention on a case-by-case basis, either in advance or when the Audit Committee becomes aware of a related person transaction that was not reviewed and approved in advance.

The Company’s written Code of Business Conduct and Ethics provides that directors and employees are expected to avoid situations and relationships that involve actual or potential conflicts of interest and to fully disclose to the Company those conflicts of interest that cannot be avoided. The Code of Business Conduct and Ethics notes that a “conflict of interest” exists when private interest interferes in any way with the interests of the Company or makes it difficult for the director or employee to perform work for the Company objectively and effectively. Directors and employees are required to avoid any personal activity, investment or association with the Company’s competitors, customers, suppliers and other third parties that could appear to interfere with the director’s or employee’s judgment concerning the Company’s best interests and they must never exploit their position or relationship with the Company for personal gain.

The Company has not adopted a separate written policy or procedures governing its approval of transactions with related persons beyond that which is set forth in the Audit Committee charter and the Code of Business Conduct and Ethics.

Except as noted in the next paragraph, the Company is not aware of any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any of the Company’s officers, directors or nominees or any holder of 5% of the Company’s common stock or their immediate family members had or will have a direct or indirect material interest.

On April 7, 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Zell Credit Opportunities Master Fund, L.P. (the “Investor”), an investment fund, managed by EGI Investment Manager, L.L.C., a subsidiary of Equity Group Investments, L.L.C., a private investment firm. Pursuant to the Purchase Agreement, the Company issued $40 million of Series A 15% Cumulative Non-Voting Non-Convertible Preferred Stock and 100,000 shares of Series B Voting Convertible Preferred Stock in a private placement to the Investor. Proceeds from the preferred stock issuance were used to repay bank debt on April 8, 2010. Matthew M. Zell was originally elected to the Board of Directors on April 9, 2010 in connection with the investment made by the Investor in the Company’s Series A Non-Voting Non-Convertible Preferred Stock, the holders of which are entitled to elect one director to the Company’s Board of Directors. Mr. Zell was subsequently elected to the Board by the shareholders at the Company’s 2011 Annual Meeting of Shareholders. Mr. Zell is currently a Managing Director of Equity Group Investments, L.L.C.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with for the fiscal year ended August 31, 2011.

SHAREHOLDER PROPOSALS

Shareholder proposals that are (a) intended for inclusion in next year’s proxy statement, or (b) to be presented at next year’s Annual Meeting of Shareholders without inclusion in the Company’s proxy materials, must be directed to the Corporate Secretary at Penford Corporation, 7094 South Revere Parkway, Centennial, CO 80112, and must be received by August 23, 2012. Any shareholder proposal for next year’s Annual Meeting submitted after August 23, 2012 will not be considered filed on a timely basis with the Company. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not deliver a proxy statement and form of proxy to the Company’s shareholders pursuant to the procedures specified under the applicable rules and regulations.

SOLICITATION OF PROXIES

The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors, and other employees of the Company, none of whom will receive any additional compensation for their services. Representatives of Alliance Advisors LLC also may solicit proxies as a part of the services they provide to the Company and the Company is paying approximately $10,000 for these solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.

VOTING TABULATION

Votes Required

Under the Washington Business Corporation Act, the Company’s directors are elected by a plurality of the votes represented in person or by proxy at the meeting. The candidates for directors who are elected are those candidates receiving the largest number of affirmative (for) votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm will be approved if it receives the affirmative (for) vote of a majority of the total votes cast on the proposal. For the advisory vote on the frequency of future advisory votes on the compensation of the Company’s executive officers, the frequency alternative receiving the greatest number of votes — every year, every two years or every three years — will be the frequency that shareholders approve. All other proposals will be approved if they receive the affirmative (for) vote of a majority of the total votes cast on the proposal.

Votes cast by proxy or in person at the meeting will be tabulated by BNY Mellon Shareowner Services, the stock transfer agent designated by the Company. A majority of the shares eligible to vote must be present in person at the Annual Meeting of Shareholders or represented by proxy to provide a quorum so that action may be taken.

Effect of an Abstention and Broker Non-Votes

A shareholder who returns a proxy but abstains from voting on any or all proposals and broker non-votes (shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or any other proposal.

Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to certain routine matters, such as the ratification of the selection of the independent registered public accounting firm, by their clients may vote their client’s shares in their own discretion. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors and non-routine proposals. In the event that a broker, bank, custodian, nominee or other record holder of Penford Corporation common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, referred to as a “broker non-vote,” then those shares will not be voted with respect to that matter.

Please note that the rules that guide how brokers may vote a shareholder’s shares have changed. Brokers may no longer vote a shareholder’s shares on the election of directors, approval of the Company’s Long-Term Incentive Plan as amended, the advisory vote regarding executive compensation, or the advisory vote regarding the frequency of advisory vote on executive compensation, in the absence of specific instructions from the shareholder as to how to vote. Shareholders are requested to please vote their proxy so that their vote can be counted.

INTERNET VOTING

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the most recent fiscal year accompanies this proxy statement. The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of shares of common stock, a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the Corporate Secretary at Penford Corporation, 7094 South Revere Parkway, Centennial, CO 80112.

HOUSEHOLDING

Intermediaries such as brokers are permitted to satisfy delivery requirements for proxy materials with respect to multiple shareholders that share the same last name and address by delivering a single proxy statement addressed to those shareholders. This process is known as “householding.” Shareholders who do not wish to participate in householding and would prefer to receive separate proxy material, or shareholders who receive multiple copies of the proxy material and wish to receive only one, should notify their broker. The Company does not household proxy material for shareholders of record. If a shareholder of record wishes to participate in householding, please contact the Corporate Secretary, Penford Corporation, 7094 S. Revere Parkway, Centennial, CO 80112.

OTHER MATTERS

The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the shareholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.

December 21, 2011

APPENDIX A

2006 LONG-TERM INCENTIVE PLAN, AS AMENDED

1. Purposes of the Plan.    The purposes of this Plan are to enhance stockholder value and financial performance by attracting, retaining and motivating the Company’s Employees, Consultants and Directors and to encourage stock ownership by Employees, Consultants and Directors by providing an opportunity to acquire an ownership interest in the Company and by providing both performance rewards and long term incentives for future contributions to the success of the Company. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, SARs, and Performance Based Cash Awards.

(b) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean any of the following:

(i) any material breach of an agreement between the Participant and the Company which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

(ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company by the Participant;

(iii) the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, in the good faith discretion of the Board, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(iv) material failure of the Participant to comply with rules, policies or procedures of the Company, as they may be amended from time to time, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(v) Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company;

(vi) personal conduct that is materially detrimental to the business of the Company; or

(vii) conviction of or plea of nolo contendere to a felony.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Executive Compensation and Development Committee appointed by the Board.

(g) “Common Stock” shall mean the common stock of the Company, $1.00 par value per share.

(h) “Company” shall mean Penford Corporation, a Washington corporation and any successor thereto.

(i) “Consultant” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(j) “Continuous Status as a Participant” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, the absence of any interruption or termination of service as a Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person’s Award Agreement. Continuous Status as a Participant shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company which has been authorized in writing by an authorized officer of the Company prior to its commencement. Whenever a mandatory severance period applies under applicable law with respect to a termination of services as an Employee shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than one hundred twenty (120) days or such other period as may be required by applicable law.

(m) “Effective Date” shall mean the date on which the Company’s shareholders have approved this Plan in accordance with applicable Nasdaq rules.

(n) “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(q) “Fair Market Value” shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system.

(r) “FAS 123” shall mean Statement of Financial Accounting Standard 123, 123(R) and subsequent statements relating to equity based compensation as promulgated by the Financial Accounting Standards Board.

(s) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

(t) “Former Plan” shall mean the Penford Corporation 1994 Stock Option Plan.

(u) “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Independent Director” shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

(w) “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

(x) “Nasdaq” shall mean the Nasdaq Stock Market, Inc.

(y) “Non-Employee Director” shall mean a Director who is not an Employee.

(z) “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa) “Option” shall mean a stock option granted pursuant to Section 7 of the Plan.

(bb) “Option Price” shall mean the per share purchase price of a Share purchased pursuant to an Option.

(cc) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” shall mean an Employee, Director or Consultant.

(ee) “Performance Based Cash Award” shall mean cash awards granted pursuant to Section 10 of the Plan.

(ff) “Performance Criteria” shall have the meaning set forth in Section 8(c).

(gg) “Plan” shall mean this Penford Corporation 2006 Long-Term Incentive Plan, including any amendments thereto.

(hh) “Reprice” shall mean except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the amendment of outstanding Options or SARs to reduce their exercise price or base price or cancellation of outstanding Options or SARs with an exercise price or base price less than current Fair Market Value in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Options or SARs.

(ii) “Restricted Stock” shall mean a grant of Shares pursuant to Section 8 of the Plan.

(jj) “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 8 of the Plan.

(kk) “SAR” shall mean a stock appreciation right awarded pursuant to Section 9 of the Plan.

(ll) “SEC” shall mean the Securities and Exchange Commission.

(mm) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 4 of the Plan.

(nn) “Stand-Alone SARs” shall have the meaning set forth in Section 9(c) of the Plan.

(oo) “Subcommittee” shall have the meaning set forth in Section 5(d).

(pp) “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit, a SAR, or a Performance Based Cash Award, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(qq) “Tandem SARs” shall have the meaning set forth in Section 9(a) of the Plan.

(rr) “Ten Percent Shareholder” shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Shares Subject to the Plan.

(a) Reservation of Shares.    The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the award granted has been forfeited under the Former Plan, and an additional 1,600,000 Shares. Subject to the provisions of Section 4, the maximum aggregate number of Shares which may be awarded and delivered to a Participant under the Plan shall not exceed 800,000 Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares), and the maximum number which may be granted as Incentive Stock Options under the Plan shall not exceed 800,000. The aggregate number of Shares available for issuance under the Plan will be reduced by 1.5 Shares for each Share delivered in settlement of any award of Restricted Stock, Restricted Stock Unit, or SAR, and one Share for each Share delivered in settlement of an Option. The number of Shares, underlying an Award not issued as a result of any of the following actions shall again be available for issuance under the Plan: (i) a payout of a Non-Tandem SAR, or a performance-based Restricted Stock Unit in the form of cash; or (ii) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plan on the date of shareholder approval of the Plan that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 4, which shares of Common Stock shall, as of the date such Shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plan, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

(b) Substitutions and Assumptions.    The Board or the Committee shall have the right to substitute or assume equity based Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3(a) may be increased by a corresponding number of Awards assumed and, in the case of substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

(c) Securities Law Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

4. Adjustments to Shares Subject to the Plan.    If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 4, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. The Committee in its discretion may provide holders of Restricted Stock or Restricted Stock Units a dividend equivalent right with respect to the Shares the Participant shall be entitled to receive or purchase. For purposes of this Section 4, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

5. Plan Administration.

(a) Authority.    The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be consistent with the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

(b) Powers of the Committee.    Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, SARs, and Performance Based Cash Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price (subject to Section 7(b)), and to modify or amend each Award, with the consent of the Participant when required;

(ii) to determine the Participants to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares or cash to be represented by each Award;

(iii) to construe and interpret the Plan, the Awards granted hereunder, and any Award Agreement;

(iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

(v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

(vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

(viii) to establish subplans, procedures or guidelines for the grant of Awards to Employees, Directors and Consultants;

(ix) to authorize the cancellation, forfeiture or suspension of an Award; and

(x) to make all other determinations deemed necessary or advisable for the administration of the Plan;

provided that no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 4.

(c) Effect of Committee’s Decision.    All decisions, determinations, and interpretations of the Committee shall be final, conclusive and binding on all Participants, the Company, any shareholder and all other persons.

(d) Delegation and Administration.    Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more subcommittees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 5(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

6. General Eligibility.

(a) Awards.    Awards may be granted to Participants who are Employees, Directors or Consultants, provided however that Incentive Stock Options may only be granted to Employees.

(b) Maximum Annual Participant Award.    The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 400,000 shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

(c) Maximum Performance Based Cash Award.    The maximum Performance Based Cash Award that may be granted to any one Participant in any one taxable year of the Company shall not exceed $800,000.

(d) No Employment/ Service Rights.    Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without Cause.

7. Grant, Terms and Conditions of Options.

(a) Designation.    Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding the foregoing, if an Option is not designated as an Incentive Stock Option, such Option will be deemed to be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted.

(b) Option Price.    The per Share exercise price under an Incentive Stock Option (i) granted to a Ten Percent Shareholder, shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (ii) granted to any other Participant, shall be no less than 100% of the Fair Market Value per Share on the date of grant. The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant.

(c) Term of Options.    The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant. The term of all Nonqualified Options shall be seven (7) years unless otherwise provided by the Committee in its discretion.

(d) Vesting.    To the extent Options vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such Options shall immediately vest upon verification of a Participant’s Disability, (ii) such Options shall cease vesting upon termination of such Participant’s Continuous Status as a Participant (other than upon a Participant’s death), and (iii) such Options shall immediately vest in full upon a Participant’s death.

(e) Substitution of SARs for Options.    Notwithstanding the foregoing, if the Company is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor or other standard), the Committee shall have the sole discretion to substitute without receiving Participants’ permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the exercise price of the Options.

(f) Exercise.    Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as shall be permissible under the terms of the Plan. No fractional Shares may be issued or delivered pursuant to the Plan or any Award.

8. Grant, Terms and Conditions of Stock Awards.

(a) Designation.    Restricted Stock or Restricted Stock Units may be granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 4. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 11(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

(b) Restrictions.    Subject to Section 8(c), the Committee may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.

(c) Performance Criteria.    Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) cash flow; (ii) earnings per share; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets;

(ix) revenue; (x) revenue growth; (xi) earnings growth; (xii) operating income; (xiii) operating profit; (xiv) profit margin; (xv) return on operating revenue; (xvi) return on invested capital; (xvii) market price; (xviii) customer satisfaction; (xix) operating efficiency; or (xx) productivity. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

(d) Vesting.    Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or the termination of Restricted Stock Units upon cessation of a Participant’s Continuous Status as a Participant. To the extent that the Participant purchased the Shares granted under any such Restricted Stock award and any such Shares remain non-vested at the time of cessation of a Participant’s Continuous Status as a Participant, the cessation of Participant’s Continuous Status as a Participant shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant. Non-vested Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death.

9. Grant, Terms and Conditions of SARs.

(a) Grants.    The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights consisting of SARs with underlying Options (“Tandem SARs”) and stand-alone stock appreciation rights consisting of SARs not tied to underlying Options (“Stand-Alone SARs”). The term of a SAR shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

(b) Tandem SARs.

(i) Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

(ii) No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 9(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(iii) If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

(c) Stand-Alone SARs.

(i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 7 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

10. Grant, Terms and Conditions of Performance Based Cash Awards.

(a) Designation.    Performance Based Cash Awards may be granted under the Plan. After the Committee determines that it will offer Performance Based Cash Awards, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions, and restrictions, if any, related to the award, including the amount of cash subject to the award that the Participant shall be entitled to receive.

(b) Restrictions.    Subject to Section 9(c), the Committee may impose such conditions or restrictions on the Performance Based Cash Awards granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions, or others. If the Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.

(c) Performance Criteria.    Performance Based Cash Awards granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of the Performance Criteria (as defined in Section 8(c)) selected by the Committee and specified at the time such Performance Based Cash Awards are granted.

11. Procedure for Exercise; Rights as a Shareholder.

(a) Procedure.    An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under the terms of this Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 7(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 4 of the Plan.

(b) Method of Payment.    The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including a method of payment, shall be determined by the Committee at the time of settlement, and which forms may include: (i) check; (ii) wire transfer; (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time; and (iv) a request that the Company or a designated brokerage firm conduct a cashless exercise of the Option. Shares used to pay the Option Price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate Option Price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c) Withholding Obligations.    Performance Based Cash Awards will be subject to withholding tax obligations required by applicable federal, state, local or foreign law. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that other-

wise would be issued to a Participant under such Award (provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law) or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d) Shareholder Rights.    Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award. Nothing in this Plan shall be interpreted as limiting in any way the Company’s right to issue Shares without certificates as permitted by the Washington Business Corporation Act.

(e) Non-Transferability of Awards.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

12. Expiration of Awards.

(a) Expiration, Termination or Forfeiture of Equity Based Awards.    Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested equity based Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i) three (3) months after the date of termination of a Participant’s Continuous Status as a Participant other than in circumstances covered by (ii), (iii), or (iv) below;

(ii) immediately upon termination of a Participant’s Continuous Status as a Participant for Cause;

(iii) twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability; and

(iv) twelve (12) months after the date of the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of his or her death.

(b) Extension of Term.    Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Options or SARs other than an Incentive Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Award would have expired or been forfeited if there had been no termination of the Employee’s Continuous Status as a Participant).

13. Term, Amendment and Termination of the Plan.

(a) Term of Plan.    The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under this Section 13 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 13(b).

(b) Amendment and Termination.    The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board or the Committee may deem advisable (including, but not limited to amendments which the Board or the Committee deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or the Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Board or the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

(c) Participants in Foreign Countries.    The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(d) Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

(e) Shareholder Approval.    The Plan is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/penx

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site

PENFORD CORPORATION

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

08765-1

FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AND FOR “1 YEAR” FOR PROPOSAL 5.

Please mark your votes as X

indicated in this example

1.	ELECTION OF DIRECTORS FOR WITHHOLD *EXCEPTIONS

ALL FOR ALL

Nominees:

01	R. Randolph Devening
02	Paul H. Hatfield
03	Edward F. Ryan
04	Matthew M. Zell

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.

Proposal to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm.

Proposal to approve to the Company’s Long-Term Incentive Plan as amended.

To give an advisory vote to approve the compensation of the Company’s executive officers.

FOR AGAINST ABSTAIN

1	year 2 years 3 years Abstain

*Exceptions

5.	To give an advisory vote on the frequency of executive compensation votes.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (1) Signature (2) Date

You can now access your Penford Corporation account online.

Access your Penford Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Penford Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting to be held on January 26, 2012. The Proxy Statement and the 2011 Annual Report on Form 10-K are available at: http://www.penx.com/annual-reports

FOLD AND DETACH HERE

PROXY

PENFORD CORPORATION

Annual Meeting of Shareholders – January 26, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Thomas D. Malkoski, Steven O. Cordier and Christopher L. Lawlor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Penford Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held January 26, 2012, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, IT WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND FOR “1 YEAR” FOR PROPOSAL 5.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 08765-1